The information in this preliminary pricing supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This preliminary pricing supplement and the accompanying product supplement, prospectus supplement and prospectus are not an offer to sell these securities, nor are they soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

April 2025
Preliminary Pricing Supplement - Subject to Completion
(To Prospectus dated December 30, 2022,
Series A Prospectus Supplement dated December 30, 2022 and
Product Supplement EQUITY-1 dated December 30, 2022)
Filed Pursuant to Rule 424(b)(2)
Registration Statement Nos. 333-268718 and 333-268718-01
April 16, 2025
BofA Finance LLC
STRUCTURED INVESTMENTS
Opportunities in U.S. and International Equities
Jump Securities with Auto-Callable Feature Based on the Worst Performing of the TOPIX® Index, the S&P 500® Index and the NASDAQ-100® Index due May 3, 2030
Fully and Unconditionally Guaranteed by Bank of America Corporation
Principal at Risk Securities
The securities do not guarantee the repayment of principal, do not provide for the regular payment of interest and have the terms described in the accompanying product supplement, prospectus supplement and prospectus, as supplemented or modified by this document. Beginning after approximately one year, the securities will be automatically redeemed if the index closing value of each underlying index on any of the quarterly determination dates (other than the final determination date) is greater than or equal to its respective initial index value, for an early redemption payment that will increase over the term of the securities and that will correspond to a return of approximately at least 15.02% per annum, as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final index value of each underlying index is greater than or equal to its respective initial index value, investors will receive a fixed positive return that will also correspond to a return of approximately at least 15.02% per annum, as set forth below. If the securities have not previously been redeemed and the final index value of any underlying index is less than its respective initial index value but the final index value of each underlying index is greater than or equal to its respective downside threshold level, you will receive at maturity the stated principal amount of your securities. However, if the securities are not automatically redeemed prior to maturity and the final index value of any underlying index is less than its respective downside threshold level, investors will be exposed to the decline in the worst-performing underlying index on a 1-to-1 basis and will receive a payment at maturity that is less than 80% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. Because payments on the securities are based on the worst performing of the underlying indices, a decline beyond the respective initial index value on any quarterly determination date prior to the final determination date and/or beyond the respective downside threshold level on the final determination date, as applicable, of any underlying index will result in the forfeiture of any early redemption payment and/or a significant loss of your investment, as applicable, even if another underlying index has appreciated or has not declined as much. The securities are for investors who are willing to risk their principal and forego current income and participation in the appreciation of any underlying index in exchange for the possibility of receiving an early redemption payment or payment at maturity greater than the stated principal amount if each underlying index closes at or above its respective initial index value on a quarterly determination date or the final determination date, respectively.  The securities are our senior debt securities. Any payments on the securities are fully and unconditionally guaranteed by Bank of America Corporation (“BAC”). The securities are issued as part of BofA Finance LLC’s (“BofA Finance”) “Medium-Term Notes, Series A” program.
All payments on the securities are subject to the credit risk of BofA Finance, as issuer of the securities, and BAC, as guarantor of the securities. If we default on our obligations, you could lose some or all of your investment.  These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.
SUMMARY TERMS
Issuer:	BofA Finance
Guarantor:	BAC
Underlying indices:	The TOPIX® Index (Bloomberg symbol: “TPX”), the S&P 500® Index (Bloomberg symbol: “SPX”) and the NASDAQ-100® Index (Bloomberg symbol “NDX”)
Aggregate principal amount:	$
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Pricing date:	April 30, 2025
Original issue date:	May 5, 2025 (3 business days after the pricing date)
Maturity date:	May 3, 2030
Early redemption:
The securities are not subject to automatic early redemption until approximately one year after the original issue date. Following this 1-year initial non-call period, if, on any quarterly determination date (other than the final determination date), beginning on May 11, 2026, the index closing value of each underlying index is greater than or equal to its respective initial index value, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date. No further payments will be made on the securities once they have been redeemed.
The securities will not be redeemed early on any early redemption date if the index closing value of any underlying index is below its respective initial index value on the related determination date.

Early redemption payment:
The early redemption payment for each quarterly determination date prior to the final determination date will be an amount in cash per stated principal amount corresponding to a return of approximately at least 15.02% per annum. See “Determination Dates, Early Redemption Dates and Early Redemption Payments” below.

Determination dates:
Quarterly, beginning on May 11, 2026. See “Determination Dates, Early Redemption Dates and Early Redemption Payments” below. We also refer to April 30, 2030 as the final determination date.
The determination dates are subject to postponement as set forth in “Description of the Notes—Certain Terms of the Notes—Events Relating to Observation Dates” beginning on page PS-23 of the accompanying product supplement.

Early redemption dates:	Quarterly, beginning on May 14, 2026. See “Determination Dates, Early Redemption Dates and Early Redemption Payments” below.
Initial index value:
With respect to the TPX:        , which is the index closing value of such index on the pricing date
With respect to the SPX:        , which is the index closing value of such index on the pricing date
With respect to the NDX:        , which is the index closing value of such index on the pricing date

Final index value:	With respect to each underlying index, the respective index closing value on the final determination date
Payment at maturity:
If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:
●
If the final index value of each underlying index is greater than or equal to its respective initial index value:
At least $1,751.00 (set on the pricing date)
●
If the final index value of any underlying index is less than its respective initial index value but the final index value of each underlying index is greater than or equal to its respective downside threshold level:
$1,000
●
If the final index value of any underlying index is less than its respective downside threshold level:
$1,000 × index performance factor of the worst performing underlying index
Under these circumstances, the payment at maturity will be less than 80% of the stated principal amount of the securities and could be zero.

Terms continued on the following page
Agent:	BofA Securities, Inc. (“BofAS”), an affiliate of BofA Finance
Estimated value on the pricing date:
Between $900.00 and $957.50 per $1,000 in principal amount of securities, which is less than the price to public listed below. The actual value of your securities at any time will reflect many factors and cannot be predicted with accuracy. See “Additional Information About the Securities—Structuring the securities” in this pricing supplement.

Commissions and issue price:	Price to public	Agent’s commissions and fees	Proceeds to BofA Finance
Per security	$1,000.00	$27.50(1)
		$5.00(2)	$967.50
Total	$	$	$
(1)     Morgan Stanley Wealth Management and its financial advisors will collectively receive from the agent, BofAS, a fixed sales commission of $27.50 for each security they sell. See “Supplement to the plan of distribution; role of BofAS and conflicts of interest” in this pricing supplement.
(2)     Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $5.00 for each security.
There are important differences between the securities and a conventional debt security. Potential purchasers of the securities should consider the information in “Risk Factors” beginning on page 9 of this pricing supplement, page PS-5 of the accompanying product supplement, page S-6 of the accompanying prospectus supplement, and page 7 of the accompanying prospectus.
None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these securities or determined if this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.
Before you invest, you should read this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus for information about us, BAC and this offering, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” in this pricing supplement.
Unless otherwise indicated or unless the context requires otherwise, all references in this document to “we,” “us,” “our,” or similar references are to BofA Finance, and not to BAC.
Series A MTN prospectus supplement dated December 30, 2022 and prospectus dated December 30, 2022 and Product Supplement EQUITY-1 dated December 30, 2022

BofA Finance LLC
Jump Securities with Auto-Callable Feature Based on the Worst Performing of the TOPIX ® Index, the S&P 500® Index and the NASDAQ-100® Index due May 3, 2030
Principal at Risk Securities

Terms continued from previous page:
Downside threshold level:
With respect to the TPX:        , which is 80% of its initial index value for such index
With respect to the SPX:        , which is 80% of its initial index value for such index
With respect to the NDX:        , which is 80% of its initial index value for such index

Index performance factor:	With respect to each underlying index, its final index value divided by its initial index value
Worst performing underlying index:	The underlying index with the largest percentage decrease from the respective initial index value to the respective final index value
CUSIP / ISIN:	09711HBG7 / US09711HBG74
Listing:	The securities will not be listed on any securities exchange.
Determination Dates, Early Redemption Dates and Early Redemption Payments
Determination Dates		Early Redemption Dates		Early Redemption Payments (per $1,000 Security)*
1st determination date:	May 11, 2026	1st early redemption date:	May 14, 2026	At least $1,150.20
2nd determination date:	July 30, 2026	2nd early redemption date:	August 4, 2026	At least $1,187.75
3rd determination date:	October 30, 2026	3rd early redemption date:	November 4, 2026	At least $1,225.30
4th determination date:	February 1, 2027	4th early redemption date:	February 4, 2027	At least $1,262.85
5th determination date:	April 30, 2027	5th early redemption date:	May 5, 2027	At least $1,300.40
6th determination date:	July 30, 2027	6th early redemption date:	August 4, 2027	At least $1,337.95
7th determination date:	November 1, 2027	7th early redemption date:	November 4, 2027	At least $1,375.50
8th determination date:	January 31, 2028	8th early redemption date:	February 3, 2028	At least $1,413.05
9th determination date:	May 1, 2028	9th early redemption date:	May 4, 2028	At least $1,450.60
10th determination date:	July 31, 2028	10th early redemption date:	August 3, 2028	At least $1,488.15
11th determination date:	October 30, 2028	11th early redemption date:	November 2, 2028	At least $1,525.70
12th determination date:	January 30, 2029	12th early redemption date:	February 2, 2029	At least $1,563.25
13th determination date:	May 1, 2029	13th early redemption date:	May 4, 2029	At least $1,600.80
14th determination date:	July 30, 2029	14th early redemption date:	August 2, 2029	At least $1,638.35
15th determination date:	October 30, 2029	15th early redemption date:	November 2, 2029	At least $1,675.90
16th determination date:	January 30, 2030	16th early redemption date:	February 4, 2030	At least $1,713.45
Final determination date:	April 30, 2030	See “Maturity date” above.		See “Payment at maturity” above.
* The actual Early Redemption Payments will be set on the pricing date.

The pricing date, issue date and other dates set forth above are subject to change, and will be set forth in the final pricing supplement relating to the securities.
April 2025

BofA Finance LLC
Jump Securities with Auto-Callable Feature Based on the Worst Performing of the TOPIX ® Index, the S&P 500® Index and the NASDAQ-100® Index due May 3, 2030
Principal at Risk Securities

Investment Summary
Jump Securities with Auto-Callable Feature
Principal at Risk Securities
Jump Securities with Auto-Callable Feature Based on the Worst Performing of the TOPIX® Index, the S&P 500® Index and the NASDAQ-100® Index due May 3, 2030 (the “securities”) do not provide for the regular payment of interest and do not guarantee the repayment of principal. Instead, beginning after approximately one year, the securities will be automatically redeemed if the index closing value of each underlying index on any quarterly determination date prior to the final determination date is greater than or equal to its respective initial index value, for an early redemption payment that will increase over the term of the securities and that will correspond to a return of approximately at least 15.02% per annum, as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final index value of each underlying index is greater than or equal to its respective initial index value, investors will receive a fixed positive return that will also correspond to a return of approximately at least 15.02% per annum, as set forth below. If the securities have not previously been redeemed and the final index value of any underlying index is less than its respective initial index value but the final index value of each underlying index is greater than or equal to its respective downside threshold level, you will receive at maturity the stated principal amount of your securities. However, if the securities have not previously been redeemed and the final index value of any underlying index is less than its respective downside threshold level, investors will be exposed to the decline in the worst-performing underlying index on a 1-to-1 basis and will receive a payment at maturity that is less than 80% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. Investors will not participate in any appreciation in any underlying index.
Maturity:	Approximately 5 years
Automatic early redemption:
The securities are not subject to automatic early redemption until approximately one year after the original issue date. Following this one year initial non-call period, if, on any quarterly determination date prior to the final determination date, the index closing value of each underlying index is greater than or equal to its respective initial index value, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date. The securities will not be redeemed early on any early redemption date if the index closing value of any underlying index is below its respective initial index value on the related determination date.

Early redemption payment:
The early redemption payment for each quarterly determination date prior to the final determination date will be an amount in cash per stated principal amount (corresponding to a return of approximately at least 15.02% per annum), as follows (set on the pricing date):
1st determination date:
At least $1,150.20
2nd determination date:
At least $1,187.75
3rd determination date:
At least $1,225.30
4th determination date:
At least $1,262.85
5th determination date:
At least $1,300.40
6th determination date:
At least $1,337.95
7th determination date:
At least $1,375.50
8th determination date:
At least $1,413.05
9th determination date:
At least $1,450.60
10th determination date:
At least $1,488.15
11th determination date:
At least $1,525.70
12th determination date:
At least $1,563.25
13th determination date:
At least $1,600.80
14th determination date:
At least $1,638.35
15th determination date:
At least $1,675.90
16th determination date:
At least $1,713.45

No further payments will be made on the securities once they have been redeemed.
Payment at maturity:
If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:
●
If the final index value of each underlying index is greater than or equal to its respective initial index value:
At least $1,751.00 (set on the pricing date)
●
If the final index value of any underlying index is less than its respective initial index value but the final index value of each underlying index is greater than or equal to its respective downside threshold level:
$1,000
●
If the final index value of any underlying index is less than its respective downside threshold level:
$1,000 × index performance factor of the worst performing underlying index
Under these circumstances, the payment at maturity will be less than 80% of the stated principal amount of the securities and could be zero.

April 2025

BofA Finance LLC
Jump Securities with Auto-Callable Feature Based on the Worst Performing of the TOPIX ® Index, the S&P 500® Index and the NASDAQ-100® Index due May 3, 2030
Principal at Risk Securities

Any payments on the securities depend on the credit risk of BofA Finance, as issuer, and BAC, as guarantor, and on the performance of the underlying indices. The economic terms of the securities are based on BAC’s internal funding rate, which is the rate it would pay to borrow funds through the issuance of market-linked notes, and the economic terms of certain related hedging arrangements BAC’s affiliates enter into. BAC’s internal funding rate is typically lower than the rate it would pay when it issues conventional fixed or floating rate debt securities. This difference in funding rate, as well as the agent’s commissions and fees, if any, and the hedging related charges described below (see “Risk Factors” beginning on page 9), will reduce the economic terms of the securities to you and the initial estimated value of the securities. Due to these factors, the public offering price you pay to purchase the securities will be greater than the initial estimated value of the securities as of the pricing date.
The initial estimated value range of the securities is set forth on the cover page of this pricing supplement. The final pricing supplement will set forth the initial estimated value of the securities as of the pricing date. For more information about the initial estimated value and the structuring of the securities, see “Risk Factors” beginning on page 9 and “Structuring the securities” on page 25.
The securities are our senior debt securities. Any payments on the securities are fully and unconditionally guaranteed by BAC. The securities and the related guarantee are not insured by the Federal Deposit Insurance Corporation or secured by collateral. The securities will rank equally in right of payment with all of our other unsecured and unsubordinated obligations, except obligations that are subject to any priorities or preferences by law. The related guarantee will rank equally in right of payment with all of BAC’s other unsecured and unsubordinated obligations, except obligations that are subject to any priorities or preferences by law, and senior to its subordinated obligations. Any payments due on the securities, including any repayment of the principal amount, will be subject to the credit risk of BofA Finance, as issuer, and BAC, as guarantor.
April 2025

BofA Finance LLC
Jump Securities with Auto-Callable Feature Based on the Worst Performing of the TOPIX ® Index, the S&P 500® Index and the NASDAQ-100® Index due May 3, 2030
Principal at Risk Securities

Key Investment Rationale
The securities do not provide for the regular payment of interest.  Instead, beginning after one year, the securities will be automatically redeemed for an early redemption payment (corresponding to a return of approximately at least 15.02% per annum) if the index closing value of each underlying index on any quarterly determination date prior to the final determination date is greater than or equal to its respective initial index value. At maturity, if the securities have not previously been redeemed and the final index value of each underlying index is greater than or equal to its respective initial index value, investors will receive a fixed positive return that will also correspond to a return of approximately at least 15.02% per annum.
The following scenarios are for illustrative purposes only to demonstrate how an automatic early redemption payment or the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed prior to maturity and the payment at maturity may be significantly less than the stated principal amount of the securities and may be zero.
Scenario 1: The securities are redeemed prior to maturity
Beginning after approximately one year, when each underlying index closes at or above its respective initial index value on any quarterly determination date prior to the final determination date, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date, corresponding to a return of approximately at least 15.02% per annum. Investors do not participate in any appreciation of any underlying index.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive a fixed positive return at maturity
This scenario assumes that at least one underlying index closes below its respective initial index value on each of the quarterly determination dates (beginning after approximately one year) prior to the final determination date. Consequently, the securities are not redeemed prior to maturity. On the final determination date, each underlying index closes at or above its respective initial index value. At maturity, investors will receive a cash payment equal to at least $1,751.00 (set on the pricing date) per $1,000 in stated principal amount, corresponding to a return of approximately at least 15.02% per annum. Investors do not participate in any appreciation of any underlying index.

Scenario 3: The securities are not redeemed prior to maturity, and investors receive the stated principal amount at maturity
This scenario assumes that at least one underlying index closes below its respective initial index value on each of the quarterly determination dates (beginning after approximately one year) prior to the final determination date. Consequently, the securities are not redeemed prior to maturity. On the final determination date, at least one underlying index closes below its respective initial index value but each underlying index closes at or above its respective downside threshold level. At maturity, investors will receive a cash payment equal to the $1,000 stated principal amount per security.

Scenario 4: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity
This scenario assumes that at least one underlying index closes below its respective initial index value on each of the quarterly determination dates (beginning after approximately one year) prior to the final determination date. Consequently, the securities are not redeemed prior to maturity. On the final determination date, at least one underlying index closes below its respective downside threshold level. At maturity, investors will receive an amount equal to the stated principal amount multiplied by the index performance factor of the worst performing underlying index. Under these circumstances, the payment at maturity will be less than 80% of the stated principal amount and could be zero.

April 2025

BofA Finance LLC
Jump Securities with Auto-Callable Feature Based on the Worst Performing of the TOPIX ® Index, the S&P 500® Index and the NASDAQ-100® Index due May 3, 2030
Principal at Risk Securities

Hypothetical Examples
The following table illustrates how the amount payable per security will be calculated if the index closing value of each underlying index is greater than or equal to its respective initial index value on one of the determination dates prior to the final determination date. Figures below have been rounded for ease of analysis. All payments on the securities are subject to issuer and guarantor credit risk.
Investors in the securities will not receive any dividends on the stocks that constitute the underlying indices. The examples below do not show any effect of lost dividend yield over the term of the securities.
If the first determination date on which the index closing value of each underlying index is greater than or equal to its respective initial index value is . . .	. . . then you will receive the following payment per security upon automatic early redemption*:
1st determination date:	$1,000 + applicable premium = $1,000 + $150.20 = $1,150.20
2nd determination date:	$1,000 + applicable premium = $1,000 + $187.75 = $1,187.75
3rd determination date:	$1,000 + applicable premium = $1,000 + $225.30 = $1,225.30
4th determination date:	$1,000 + applicable premium = $1,000 + $262.85 = $1,262.85
5th determination date:	$1,000 + applicable premium = $1,000 + $300.40 = $1,300.40
6th determination date:	$1,000 + applicable premium = $1,000 + $337.95 = $1,337.95
7th determination date:	$1,000 + applicable premium = $1,000 + $375.50 = $1,375.50
8th determination date:	$1,000 + applicable premium = $1,000 + $413.05 = $1,413.05
9th determination date:	$1,000 + applicable premium = $1,000 + $450.60 = $1,450.60
10th determination date:	$1,000 + applicable premium = $1,000 + $488.15 = $1,488.15
11th determination date:	$1,000 + applicable premium = $1,000 + $525.70 = $1,525.70
12th determination date:	$1,000 + applicable premium = $1,000 + $563.25 = $1,563.25
13th determination date:	$1,000 + applicable premium = $1,000 + $600.80 = $1,600.80
14th determination date:	$1,000 + applicable premium = $1,000 + $638.35 = $1,638.35
15th determination date:	$1,000 + applicable premium = $1,000 + $675.90 = $1,675.90
16th determination date:	$1,000 + applicable premium = $1,000 + $713.45 = $1,713.45
*The actual Early Redemption Payments will be set on the pricing date.
Even if, on any determination date prior to the final determination date, the index closing value of one underlying index is greater than or equal to its respective initial index value, if the index closing value of another underlying index is less than its respective initial index value, you will not receive the premium indicated above following that determination date. In order to receive the premium indicated above, the index closing value of each underlying index must be greater than or equal to its respective initial index value on the applicable determination date.
Early Redemption
The examples below illustrate how the amount payable per security on the applicable early redemption date, if any, will be determined based upon the index closing values of each underlying index on the determination dates prior to the final determination date. The examples are based on the hypothetical values indicated in the following paragraph and do not reflect the actual initial index values of any underlying index. The actual initial index values will be determined on the pricing date. We have used these hypothetical values, rather than actual values, to simplify calculations and aid understanding of how the securities work. However, you should understand that the actual payments on the securities will be calculated based on the actual initial index value of each underlying index, and not the hypothetical values indicated below. For ease of analysis, figures below may have been rounded.
The examples are based on, for each underlying index, a hypothetical initial index value of 100.00 and the hypothetical index closing values indicated below. Whether the securities are redeemed prior to maturity and your actual early redemption payment, if any, will depend on the actual index closing values of each underlying index on the determination dates.
Example 1—The securities are not redeemed following the first determination date. On the first determination date, the hypothetical index closing value of the S&P 500® Index is 110.00 (a 10% increase from its hypothetical initial index value), the hypothetical index closing value of the TOPIX® Index is 80.00 (a 20% decrease from its hypothetical initial index value) and the hypothetical index closing value of the NASDAQ-100® Index is 110.00 (a 10% increase from its hypothetical initial index value).
April 2025

BofA Finance LLC
Jump Securities with Auto-Callable Feature Based on the Worst Performing of the TOPIX ® Index, the S&P 500® Index and the NASDAQ-100® Index due May 3, 2030
Principal at Risk Securities

In this scenario, even though the index closing value of each of the S&P 500® Index and the NASDAQ-100® Index on the first determination date is at or above its respective initial index value, the index closing value of the TOPIX® Index is below its respective initial index value. Therefore, the securities are not redeemed.
Example 2—The securities are redeemed following the second determination date. On the first determination date, the hypothetical index closing value of the S&P 500® Index is 120.00 (a 20% increase from its hypothetical initial index value), the hypothetical index closing value of the TOPIX® Index is 80.00 (a 20% decrease from its hypothetical initial index value) and the hypothetical index closing value of the NASDAQ-100® Index is 110.00 (a 10% increase from its hypothetical initial index value). Therefore, the securities are not redeemed following the first determination date.
On the second determination date, the hypothetical index closing value of the S&P 500® Index is 110.00 (a 10% increase from its hypothetical initial index value), the hypothetical index closing value of the TOPIX® Index is 120.00 (a 20% increase from its hypothetical initial index value) and the hypothetical index closing value of the NASDAQ-100® Index is 110.00 (a 10% increase from its hypothetical initial index value).
In this scenario, on the second determination date the hypothetical index closing value of each underlying index is at or above its respective initial index value. Therefore, the securities are automatically redeemed on the second early redemption date. Investors will receive a payment of $1,187.75 per security on the related early redemption date. No further payments will be made on the securities once they have been redeemed, and investors do not participate in the appreciation in any underlying index.
Payment at Maturity
The examples below illustrate how the payment at maturity will be calculated if the securities are not automatically redeemed prior to maturity. The examples are based on the hypothetical values indicated in the following paragraph and do not reflect the actual initial index values of any underlying index or their applicable downside threshold levels. The actual initial index values and downside threshold levels will be determined on the pricing date. We have used these hypothetical values, rather than actual values, to simplify calculations and aid understanding of how the securities work. However, you should understand that the actual payment at maturity on the securities will be calculated based on the actual initial index value and downside threshold level of each underlying index, and not the hypothetical values indicated below. For ease of analysis, figures below may have been rounded.
The examples are based on, for each underlying index, a hypothetical initial index value of 100.00 and a hypothetical downside threshold level of 80.00 and the hypothetical final index values indicated below. If the securities are not automatically redeemed prior to maturity, your actual payment at maturity will depend on the actual final index value of the worst performing underlying index on the final determination date.
Example 1—Upside Scenario. The hypothetical final index value of the S&P 500® Index is 120.00 (a 20% increase from its hypothetical initial index value), the hypothetical final index value of the TOPIX® Index is 110.00 (a 10% increase from its hypothetical initial index value) and the hypothetical final index value of the NASDAQ-100® Index is 110.00 (a 10% increase from its hypothetical initial index value).
In this scenario, because the final index value of each underlying index on the final determination date is greater than its respective initial index value, the payment at maturity per security would be calculated as follows:
Payment at maturity per security = $1,000 + the premium applicable to the final determination date
= $1,000 + $751.00
= $1,751.00
In this scenario, because the final index value of each underlying index on the final determination date is greater than its respective initial index value, you would be repaid the stated principal amount of $1,000 per security at maturity plus the premium applicable to the final determination date.
Example 2—Par Scenario. The hypothetical final index value of the S&P 500® Index is 94.00 (a 6% decrease from its hypothetical initial index value), the hypothetical final index value of the TOPIX® Index is 95.00 (a 5% decrease from its hypothetical initial index value) and the hypothetical final index value of the NASDAQ-100® Index is 93.00 (a 7% decrease from its hypothetical initial index value).
In this scenario, because the final index value of at least one underlying index is less than its respective initial index value but the final index value of each underlying index is greater than or equal to its respective downside threshold level, you would be repaid the stated principal amount of $1,000 per security at maturity but would not receive any premium.
Example 3—Downside Scenario. The hypothetical final index value of the S&P 500® Index is 105.00 (a 5% increase from its hypothetical initial index value), the hypothetical final index value of the TOPIX® Index is 40.00 (a 60% decrease from its hypothetical initial index value) and the hypothetical final index value of the NASDAQ-100® Index is 80.00 (a 20% decrease from its hypothetical initial index value). Because the TOPIX® Index on the final determination date has the greatest percentage decrease from its initial index value to its final index value in this example, the TOPIX® Index would be the worst performing underlying index on the final determination date.
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In this scenario, because the final index value of at least one underlying index on the final determination date is less than its downside threshold level, the payment at maturity per security would be calculated as follows:
Payment at maturity per security = $1,000 + ($1,000 × the index performance factor of the worst performing underlying index on the final determination date)
= $1,000 + ($1,000 × -60%)
= $1,000 + -$600.00
= $400.00
In this scenario, the worst performing underlying index on the final determination date has depreciated by more than 20% from its initial index value to its final index value, which is less than its downside threshold level. Accordingly, your payment at maturity in this scenario would reflect 1-to-1 downside exposure to the depreciation of the worst performing underlying index from its initial index value to its final index value, and you would incur a significant loss on your investment.
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Risk Factors
Your investment in the securities entails significant risks, many of which differ from those of a conventional debt security. Your decision to purchase the securities should be made only after carefully considering the risks of an investment in the securities, including those discussed below, with your advisors in light of your particular circumstances. The securities are not an appropriate investment for you if you are not knowledgeable about significant elements of the securities or financial matters in general. You should carefully review the more detailed explanation of risks relating to the securities in the “Risk Factors” sections beginning on page PS-5 of the accompanying product supplement, page S-6 of the accompanying prospectus supplement and page 7 of the accompanying prospectus, each as identified on the cover page of this pricing supplement.
Structure-related Risks
●
Your investment may result in a significant loss; there is no guaranteed return of principal. There is no fixed principal repayment amount on the securities at maturity. If the securities are not automatically called prior to maturity and the final index value of any underlying index is less than its respective downside threshold level, at maturity, your investment will be subject to 1:1 downside exposure to decreases in the value of the worst performing underlying index and you will lose 1% of the principal amount for each 1% that the final index value of the worst performing underlying index is less than its respective initial index value. In that case, you will lose a significant portion or all of your investment in the securities.

●
Any positive investment return on the securities is limited. You will not participate in any increase in the level of any underlying index. Any positive investment return is limited to the applicable early redemption payment or the maximum payment at maturity of at least $1,751.00 (set on the pricing date) per $1,000 in principal amount of securities, as applicable, if the index closing value or final index value of each underlying index is greater than or equal to its respective initial index value on any determination date or the final determination date, as applicable. In contrast, a direct investment in the securities included in one or more of the underlying indices would allow you to receive the benefit of any appreciation in their values. Any return on the securities will not reflect the return you would realize if you actually owned those securities and received the dividends paid or distributions made on them. The return on the securities may be less than a comparable investment directly in the securities held by or included in the underlying indices. There is no guarantee that the securities will be called or, if not called, redeemed at maturity for more than the principal amount, and it is possible that you will not receive any positive return on the securities.

●
The securities do not bear interest. Unlike a conventional debt security, no interest payments will be paid over the term of the securities, regardless of the extent to which the index closing value or final index value of any underlying index exceeds its respective initial index value.

●
The securities are subject to potential early redemption, which would limit your ability to receive further payment on the securities. The securities are subject to a potential early redemption. The securities will be automatically called if, on any determination date prior to the final determination date, the index closing value of each underlying index is greater than or equal to its respective initial index value. If the securities are early redeemed prior to the maturity date, you will be entitled to receive the applicable early redemption payment with respect to the applicable determination date and no further amounts will be payable following the early redemption. In this case, you will lose the opportunity to receive payment of any higher early redemption payment or payment at maturity that otherwise would be payable after the date of the early redemption. If the securities are redeemed prior to the maturity date, you may be unable to invest in other securities with a similar level of risk that could provide a return that is similar to the securities. However, under no circumstances will the securities be redeemed in the first year of the term of the securities.

●
Your return on the securities may be less than the yield on a conventional debt security of comparable maturity. Any return that you receive on the securities may be less than the return you would earn if you purchased a conventional debt security with the same maturity date. As a result, your investment in the securities may not reflect the full opportunity cost to you when you consider factors, such as inflation, that affect the time value of money.

●
The early redemption payment or payment at maturity, as applicable, will not reflect changes in the levels of the underlying indices other than on the determination dates or the final determination date, as applicable. The levels of the underlying indices during the term of the securities other than on the determination dates or the final determination date, as applicable, will not affect payments on the securities. Notwithstanding the foregoing, investors should generally be aware of the performance of the underlying indices while holding the securities, as the performance of the underlying indices may influence the market value of the securities. The calculation agent will determine whether the securities will be early redeemed and will calculate the early redemption payment or the payment at maturity, as applicable, by comparing only the initial index value or the downside threshold level, as applicable, to the index closing value or the final index value for each underlying index. No other levels of the underlying indices will be taken into account. As a result, if the securities are not redeemed prior to maturity and the final index value of the worst performing underlying index is less than its respective downside threshold level, you will receive less than the principal amount at maturity even if the level of each underlying index was always above its respective downside threshold level prior to the final determination date.

●
Because the securities are linked to the worst performing (and not the average performance) of the underlying indices, you may not receive any return on the securities and may lose a significant portion or all of your investment in the securities even if the index closing value or final index value of one underlying index is greater than or equal to its respective initial index value, as applicable. Your securities are linked to the worst performing of the underlying indices, and a change in the level of one underlying index

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may not correlate with changes in the level of another underlying index. The securities are not linked to a basket composed of the underlying indices, where the depreciation in the level of one underlying index could be offset to some extent by the appreciation in the level of another underlying index. In the case of the securities, the individual performance of each underlying index would not be combined, and the depreciation in the level of one underlying index would not be offset by any appreciation in the level of another underlying index. Even if the index closing value of an underlying index is at or above its respective initial index value on a determination date, your securities will not be redeemed if the index closing value of another underlying index is below its respective initial index value on that day. In addition, even if the final index value of an underlying index is at or above its respective downside threshold level, you will lose a significant portion or all of your investment in the securities if the final index value of the worst performing underlying index is below its respective downside threshold level.

●
Any payments on the securities are subject to our credit risk and the credit risk of the guarantor, and any actual or perceived changes in our or the guarantor’s creditworthiness are expected to affect the value of the securities. The securities are our senior unsecured debt securities. Any payment on the securities will be fully and unconditionally guaranteed by the guarantor. The securities are not guaranteed by any entity other than the guarantor. As a result, your receipt of the early redemption payment or the payment at maturity, as applicable, will be dependent upon our ability and the ability of the guarantor to repay our respective obligations under the securities on the applicable early redemption date or the maturity date, regardless of the index closing value or final index value of the worst performing underlying index as compared to its respective initial index value, as applicable. No assurance can be given as to what our financial condition or the financial condition of the guarantor will be at any time after the pricing date of the securities. If we and the guarantor become unable to meet our respective financial obligations as they become due, you may not receive the amount(s) payable under the terms of the securities.

In addition, our credit ratings and the credit ratings of the guarantor are assessments by ratings agencies of our respective abilities to pay our obligations. Consequently, our or the guarantor’s perceived creditworthiness and actual or anticipated decreases in our or the guarantor’s credit ratings or increases in the spread between the yield on our respective securities and the yield on U.S. Treasury securities (the “credit spread”) prior to the maturity date may adversely affect the market value of the securities. However, because your return on the securities depends upon factors in addition to our ability and the ability of the guarantor to pay our respective obligations, such as the values of the underlying indices, an improvement in our or the guarantor’s credit ratings will not reduce the other investment risks related to the securities.

●
We are a finance subsidiary and, as such, have no independent assets, operations, or revenues. We are a finance subsidiary of the guarantor, have no operations other than those related to the issuance, administration and repayment of our debt securities that are guaranteed by the guarantor, and are dependent upon the guarantor and/or its other subsidiaries to meet our obligations under the securities in the ordinary course. Therefore, our ability to make payments on the securities may be limited.

Valuation- and Market-related Risks
●
The price to public you pay for the securities will exceed their initial estimated value. The range of initial estimated values of the securities that is provided on the cover page of this pricing supplement, and the initial estimated value as of the pricing date that will be provided in the final pricing supplement, are each estimates only, determined as of a particular point in time by reference to our and our affiliates’ pricing models. These pricing models consider certain assumptions and variables, including our credit spreads and those of the guarantor, the guarantor’s internal funding rate, mid-market terms on hedging transactions, expectations on interest rates, dividends and volatility, price-sensitivity analysis, and the expected term of the securities.  These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. If you attempt to sell the securities prior to maturity, their market value may be lower than the price you paid for them and lower than their initial estimated value. This is due to, among other things, changes in the levels of the underlying indices, changes in the guarantor’s internal funding rate, and the inclusion in the price to public of the agent’s commissions and fees, if any, and the hedging related charges, all as further described in “Additional Information About the Securities—Structuring the securities” below. These factors, together with various credit, market and economic factors over the term of the securities, are expected to reduce the price at which you may be able to sell the securities in any secondary market and will affect the value of the securities in complex and unpredictable ways.

●
The initial estimated value does not represent a minimum or maximum price at which we, BAC, BofAS or any of our other affiliates would be willing to purchase your securities in any secondary market (if any exists) at any time. The value of your securities at any time after issuance will vary based on many factors that cannot be predicted with accuracy, including the performance of the underlying indices, our and BAC’s creditworthiness and changes in market conditions.

●
We cannot assure you that a trading market for your securities will ever develop or be maintained. We will not list the securities on any securities exchange. We cannot predict how the securities will trade in any secondary market or whether that market will be liquid or illiquid.

Conflict-related Risks
●
Trading and hedging activities by us, the guarantor and any of our other affiliates, including BofAS, may create conflicts of interest with you and may affect your return on the securities and their market value. We, the guarantor or one or more of our other affiliates, including BofAS, may buy or sell the securities held by or included in the underlying indices, or futures or options contracts or exchange traded instruments on the underlying indices or those securities, or other instruments whose value is derived from the underlying indices or those securities. While we, the guarantor or one or more of our other affiliates, including BofAS, may from time to time own securities represented by the underlying indices, except to the extent that BAC’s common stock may be included in the underlying indices, we, the

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guarantor and our other affiliates, including BofAS, do not control any company included in the underlying indices, and have not verified any disclosure made by any other company. We, the guarantor or one or more of our other affiliates, including BofAS, may execute such purchases or sales for our own or their own accounts, for business reasons, or in connection with hedging our obligations under the securities. These transactions may present a conflict of interest between your interest in the securities and the interests we, the guarantor and our other affiliates, including BofAS, may have in our or their proprietary accounts, in facilitating transactions, including block trades, for our or their other customers, and in accounts under our or their management. These transactions may adversely affect the levels of the underlying indices in a manner that could be adverse to your investment in the securities. On or before the pricing date, any purchases or sales by us, the guarantor or our other affiliates, including BofAS or others on our or their behalf (including those for the purpose of hedging some or all of our anticipated exposure in connection with the securities), may affect the levels of the underlying indices. Consequently, the levels of the underlying indices may change subsequent to the pricing date, which may adversely affect the market value of the securities.

We, the guarantor or one or more of our other affiliates, including BofAS, also expect to engage in hedging activities that could affect the levels of the underlying indices on the pricing date. In addition, these hedging activities, including the unwinding of a hedge, may decrease the market value of your securities prior to maturity, and may affect the amounts to be paid on the securities. We, the guarantor or one or more of our other affiliates, including BofAS, may purchase or otherwise acquire a long or short position in the securities and may hold or resell the securities. For example, BofAS may enter into these transactions in connection with any market making activities in which it engages. We cannot assure you that these activities will not adversely affect the levels of the underlying indices, the market value of your securities prior to maturity or the amounts payable on the securities.

●
There may be potential conflicts of interest involving the calculation agent, which is an affiliate of ours. We have the right to appoint and remove the calculation agent. One of our affiliates will be the calculation agent for the securities and, as such, will make a variety of determinations relating to the securities, including the amounts that will be paid on the securities. Under some circumstances, these duties could result in a conflict of interest between its status as our affiliate and its responsibilities as calculation agent.

Underlying Index-related Risks
●
The securities are subject to risks associated with foreign securities markets. Each of the NDX and the TPX include certain foreign equity securities. You should be aware that investments in securities linked to the value of foreign equity securities involve particular risks. The foreign securities markets comprising each of the NDX and the TPX may have less liquidity and may be more volatile than U.S. or other securities markets and market developments may affect foreign markets differently from U.S. or other securities markets. Direct or indirect government intervention to stabilize these foreign securities markets, as well as cross-shareholdings in foreign companies, may affect trading prices and volumes in these markets. Also, there is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.
Prices of securities in foreign countries are subject to political, economic, financial and social factors that apply in those geographical regions. These factors, which could negatively affect those securities markets, include the possibility of recent or future changes in a foreign government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities and the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility and political instability and the possibility of natural disaster or adverse public health developments in the region. Moreover, foreign economies may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

●
The securities are subject to a foreign currency exchange risk. The TPX includes securities traded outside of the United States. The level of the TPX will depend upon the values of these securities, which will in turn depend in part upon changes in the value of the currencies in which the securities tracked by the TPX are traded. Accordingly, investors in the securities will be exposed to currency exchange rate risk with respect to each of the currencies in which the securities tracked by the TPX are traded. An investor’s net exposure will depend on the extent to which these currencies strengthen or weaken against the U.S. dollar. If the dollar strengthens against these currencies, the level of the TPX will be adversely affected and the value of the TPX may decrease.

●
Governmental regulatory actions, such as sanctions, could adversely affect your investment in the securities. Governmental regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the securities or the component securities of the underlying indices, or engaging in transactions in them, and any such action could adversely affect the value of the underlying indices or the securities.  These regulatory actions could result in restrictions on the securities and could result in the loss of a significant portion or all of your initial investment in the securities, including if you are forced to divest the securities due to the government mandates, especially if such divestment must be made at a time when the value of the securities has declined.

●
The publisher of an underlying index may adjust that underlying index in a way that affects its levels, and the publisher has no obligation to consider your interests. The publisher of an underlying index can add, delete, or substitute the components included in that underlying index or make other methodological changes that could change its level. Any of these actions could adversely affect the value of your securities.

Tax-related Risks
●
The U.S. federal income tax consequences of an investment in the securities are uncertain, and may be adverse to a holder of the securities. No statutory, judicial, or administrative authority directly addresses the characterization of the securities or securities similar to

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the securities for U.S. federal income tax purposes. As a result, significant aspects of the U.S. federal income tax consequences of an investment in the securities are not certain. Under the terms of the securities, you will have agreed with us to treat the securities as single financial contracts, as described below under “Additional Information About the Securities—Tax considerations—General.” If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the securities, the timing and character of gain or loss with respect to the securities may differ. No ruling will be requested from the IRS with respect to the securities and no assurance can be given that the IRS will agree with the statements made in the section entitled “Additional Information About the Securities—Tax considerations.” You are urged to consult with your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the securities.

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Underlying Indices Summary
All disclosures contained in this pricing supplement regarding the underlying indices, including, without limitation, their make-up, method of calculation, and changes in their components, have been derived from publicly available sources. The information reflects the policies of, and is subject to change by, the sponsor of the SPX, the sponsor of the TPX and the sponsor of the NDX (collectively, the “underlying index sponsors”). The underlying index sponsors, which license the copyright and all other rights to the underlying indices, have no obligation to continue to publish, and may discontinue publication of, the respective underlying indices. The consequences of any underlying index sponsor discontinuing publication of the applicable underlying index are discussed in “Description of the Notes — Discontinuance of an Index” in the accompanying product supplement. None of us, the guarantor, the calculation agent, or BofAS accepts any responsibility for the calculation, maintenance or publication of any underlying index or any successor index. None of us, the guarantor, BofAS or any of our other affiliates makes any representation to you as to the future performance of the underlying indices. You should make your own investigation into the underlying indices.
TOPIX® Index
The TPX is a free-float-adjusted market capitalization weighted index of domestic common stocks listed on the Tokyo Stock Exchange (TSE) covering an extensive portion of the Japanese stock market. On April 4, 2022, JPX Market Innovation & Research, Inc. (JPXI) began revisions to TOPIX in conjunction with the restructuring of the TSE into three new market segments: the Prime Market, Standard Market or Growth market. Revisions to the TPX will be carried out in stages from October 2022 to January 2025. Prior to April 4, 2022, the TPX was comprised of all domestic common stocks listed on the First Section of the TSE.
Information as of market close on April 14, 2025:

Bloomberg Ticker Symbol:	TPX
Current Index Value:	2,488.51
52 Weeks Ago:	2,759.64
52 Week High (on July 11, 2024):	2,929.17
52 Week Low (on August 5, 2024):	2,227.15
For additional historical information, see “TOPIX® Index Historical Performance” below. For additional information about the TOPIX® Index, see the information set forth in “Annex A—The TOPIX® Index” below.
The S&P 500® Index
The SPX includes a representative sample of 500 companies in leading industries of the U.S. economy. The SPX is intended to provide an indication of the pattern of common stock price movement. The calculation of the level of the SPX is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943.
Information as of market close on April 14, 2025:

Bloomberg Ticker Symbol:	SPX
Current Index Value:	5,405.97
52 Weeks Ago:	5,123.41
52 Week High (on February 19, 2025):	6,144.15
52 Week Low (on April 19, 2024):	4,967.23
For additional historical information, see “The S&P 500® Index Historical Performance” below. For additional information about the TOPIX® Index, see the information set forth in “Annex B— The S&P 500® Index ” below.
NASDAQ-100® Index
The NASDAQ-100® Index, which is calculated, maintained and published by Nasdaq, Inc., is a modified capitalization-weighted index of 100 of the largest and most actively traded equity securities of non-financial companies listed on The NASDAQ Stock Market LLC. The NASDAQ-100® Index includes companies across a variety of major industry groups. At any moment in time, the value of the NASDAQ-100® Index equals the aggregate value of the then-current NASDAQ-100® Index share weights of each of the NASDAQ-100® Index component securities, which are based on the total shares outstanding of each such NASDAQ-100® Index component security, multiplied by each such security’s respective last sale price on NASDAQ (which may be the official closing price published by NASDAQ), and divided by a scaling factor, which becomes the basis for the reported NASDAQ-100® Index value.

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Information as of market close on April 14, 2025:

Bloomberg Ticker Symbol:	NDX
Current Index Value:	18,796.02
52 Weeks Ago:	18,003.49
52 Week High (on February 19, 2025):	22,175.60
52 Week Low (on April 19, 2024):	17,037.65

For additional historical information, see “NASDAQ-100® Index Historical Performance” below. For additional information about the NASDAQ-100® Index, see the information set forth in “Annex C—The NASDAQ-100® Index” below.
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TOPIX® Index Historical Performance
The following graph sets forth the daily closing values of the TPX for the period from January 2, 2020 through April 14, 2025. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the TPX for each quarter in the same period. The closing value of the TPX on April 14, 2025 was 2,488.51. We obtained the information in the graph and table below from Bloomberg L.P., without independent verification. The TPX has at times experienced periods of high volatility, and you should not take the historical values of the TPX as an indication of its future performance. No assurance can be given as to the level of the TPX on any determination date or on the final determination date.

TPX Daily Closing Values January 2, 2020 to April 14, 2025

*The grey solid line in the graph indicates the hypothetical downside threshold level, which is 80% of the hypothetical initial index value on April 14, 2025.
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TOPIX® Index	High	Low	Period End
2020
First Quarter	1,744.16	1,236.34	1,403.04
Second Quarter	1,630.72	1,325.13	1,558.77
Third Quarter	1,661.93	1,496.06	1,625.49
Fourth Quarter	1,819.18	1,579.33	1,804.68
2021
First Quarter	2,012.21	1,791.22	1,954.00
Second Quarter	1,983.54	1,849.04	1,943.57
Third Quarter	2,118.87	1,880.68	2,030.16
Fourth Quarter	2,055.56	1,926.37	1,992.33
2022
First Quarter	2,039.27	1,758.89	1,946.40
Second Quarter	1,969.98	1,818.94	1,870.82
Third Quarter	2,006.99	1,835.94	1,835.94
Fourth Quarter	2,018.80	1,847.58	1,891.71
2023
First Quarter	2,071.09	1,868.15	2,003.50
Second Quarter	2,300.36	1,961.28	2,288.60
Third Quarter	2,430.30	2,221.48	2,323.39
Fourth Quarter	2,391.05	2,218.89	2,366.39
2024
First Quarter	2,813.22	2,378.79	2,750.81
Second Quarter	2,809.63	2,626.38	2,809.63
Third Quarter	2,929.17	2,227.15	2,645.94
Fourth Quarter	2,801.68	2,618.32	2,784.92
2025
First Quarter	2,815.47	2,658.73	2,658.73
Second Quarter (through April 14, 2025)	2,661.73	2,288.66	2,488.51
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The S&P 500® Index Historical Performance
The following graph sets forth the daily closing values of the SPX for the period from January 2, 2020 through April 14, 2025. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the SPX for each quarter in the same period. The closing value of the SPX on April 14, 2025 was 5,405.97. We obtained the information in the graph and table below from Bloomberg L.P., without independent verification. The SPX has at times experienced periods of high volatility, and you should not take the historical values of the SPX as an indication of its future performance. No assurance can be given as to the level of the SPX on any determination date or on the final determination date.

SPX Daily Closing Values January 2, 2020 to April 14, 2025

*The grey solid line in the graph indicates the hypothetical downside threshold level, which is 80% of the hypothetical initial index value on April 14, 2025.
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The S&P 500® Index	High	Low	Period End
2020
First Quarter	3,386.15	2,237.40	2,584.59
Second Quarter	3,232.39	2,470.50	3,100.29
Third Quarter	3,580.84	3,115.86	3,363.00
Fourth Quarter	3,756.07	3,269.96	3,756.07
2021
First Quarter	3,974.54	3,700.65	3,972.89
Second Quarter	4,297.50	4,019.87	4,297.50
Third Quarter	4,536.95	4,258.49	4,307.54
Fourth Quarter	4,793.06	4,300.46	4,766.18
2022
First Quarter	4,796.56	4,170.70	4,530.41
Second Quarter	4,582.64	3,666.77	3,785.38
Third Quarter	4,305.20	3,585.62	3,585.62
Fourth Quarter	4,080.11	3,577.03	3,839.50
2023
First Quarter	4,179.76	3,808.10	4,109.31
Second Quarter	4,450.38	4,055.99	4,450.38
Third Quarter	4,588.96	4,273.53	4,288.05
Fourth Quarter	4,783.35	4,117.37	4,769.83
2024
First Quarter	5,254.35	4,688.68	5,254.35
Second Quarter	5,487.03	4,967.23	5,460.48
Third Quarter	5,762.48	5,186.33	5,762.48
Fourth Quarter	6,090.27	5,695.94	5,881.63
2025
First Quarter	6,144.15	5,521.52	5,611.85
Second Quarter (through April 14, 2025)	5,670.97	4,982.77	5,405.97
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NASDAQ-100® Index Historical Performance
The following graph sets forth the daily closing values of the NDX for the period from January 2, 2020 through April 14, 2025. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the NDX for each quarter in the same period. The closing value of the NDX on April 14, 2025 was 18,796.02. We obtained the information in the graph and table below from Bloomberg L.P., without independent verification. The NDX has at times experienced periods of high volatility, and you should not take the historical values of the NDX as an indication of its future performance. No assurance can be given as to the level of the NDX during any observation period or on the final observation date.

NDX Daily Closing Values January 2, 2020 to April 14, 2025

*The grey solid line in the graph indicates the hypothetical downside threshold level, which is 80% of the hypothetical initial index value on April 14, 2025.
April 2025

BofA Finance LLC
Jump Securities with Auto-Callable Feature Based on the Worst Performing of the TOPIX ® Index, the S&P 500® Index and the NASDAQ-100® Index due May 3, 2030
Principal at Risk Securities

NASDAQ-100® Index	High	Low	Period End
2020
First Quarter	9,718.73	6,994.29	7,813.50
Second Quarter	10,209.82	7,486.29	10,156.85
Third Quarter	12,420.54	10,279.25	11,418.06
Fourth Quarter	12,888.28	11,052.95	12,888.28
2021
First Quarter	13,807.70	12,299.08	13,091.44
Second Quarter	14,572.75	13,001.63	14,554.80
Third Quarter	15,675.76	14,549.09	14,689.62
Fourth Quarter	16,573.34	14,472.12	16,320.08
2022
First Quarter	16,501.77	13,046.64	14,838.49
Second Quarter	15,159.58	11,127.57	11,503.72
Third Quarter	13,667.18	10,971.22	10,971.22
Fourth Quarter	12,041.89	10,679.34	10,939.76
2023
First Quarter	13,181.35	10,741.22	13,181.35
Second Quarter	15,185.48	12,725.11	15,179.21
Third Quarter	15,841.35	14,545.83	14,715.24
Fourth Quarter	16,906.80	14,109.57	16,898.47
2024
First Quarter	18,339.44	16,282.01	18,254.69
Second Quarter	19,908.60	17,037.65	19,682.87
Third Quarter	20,675.38	17,867.37	20,060.69
Fourth Quarter	22,096.66	19,773.30	21,012.17
2025
First Quarter	22,175.60	19,225.48	19,278.45
Second Quarter (through April 14, 2025)	19,581.78	17,090.40	18,796.02
April 2025

BofA Finance LLC
Jump Securities with Auto-Callable Feature Based on the Worst Performing of the TOPIX ® Index, the S&P 500® Index and the NASDAQ-100® Index due May 3, 2030
Principal at Risk Securities

Additional Terms of the Securities
Please read this information in conjunction with the terms on the front cover of this document.
Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, prospectus supplement, or prospectus, the terms described herein shall control.
Denominations:	The securities will be issued in minimum denominations of $1,000 and whole multiples of $1,000 in excess thereof.
Calculation agent:	BofAS, an affiliate of BofA Finance.
Events of default and acceleration:
If an event of default, as defined in the senior indenture relating to the securities and in the section entitled “Description of Debt Securities of BofA Finance LLC—Events of Default and Rights of Acceleration; Covenant Breaches” on page 54 of the accompanying prospectus, with respect to the securities occurs and is continuing, the amount payable to a holder of the securities upon any acceleration permitted under the senior indenture will be equal to the amount described under the caption “Payment at Maturity” above, calculated as though the date of acceleration were the maturity date of the securities and as though the final determination date were the third index business day prior to the date of acceleration; provided that, if the event of default occurs on or prior to the final determination date (i.e., not during the period from after that final determination date to the original maturity date of the securities), then the payment on the securities will be determined as described above under the caption “—Automatic Call,” calculated as if the next scheduled determination date were three trading days prior to the date of acceleration, and in such a case, the calculation agent shall pro-rate the applicable early redemption payment according to the period of time elapsed between the issue date of the securities and the date of acceleration. In case of a default in the payment of the securities, whether at their maturity or upon acceleration, the securities will not bear a default interest rate.

April 2025

BofA Finance LLC
Jump Securities with Auto-Callable Feature Based on the Worst Performing of the TOPIX ® Index, the S&P 500® Index and the NASDAQ-100® Index due May 3, 2030
Principal at Risk Securities

Additional Information About the Securities
Additional Information:
Tax considerations:

The following summary of the material U.S. federal income and estate tax considerations of the acquisition, ownership, and disposition of the securities supplements, and to the extent inconsistent supersedes, the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus and is not exhaustive of all possible tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated under the Code by the U.S. Treasury Department (“Treasury”) (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the IRS, and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This summary does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to a particular holder.

Although the securities are issued by us, they will be treated as if they were issued by BAC for U.S. federal income tax purposes. Accordingly throughout this tax discussion, references to “we,” “our” or “us” are generally to BAC unless the context requires otherwise.

This summary is directed solely to U.S. Holders and Non-U.S. Holders that, except as otherwise specifically noted, will purchase the securities upon original issuance and will hold the securities as capital assets within the meaning of Section 1221 of the Code, which generally means property held for investment, and that are not excluded from the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of the securities, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

General

Although there is no statutory, judicial, or administrative authority directly addressing the characterization of the securities, we intend to treat the securities for all tax purposes as single financial contracts with respect to the underlying indices and under the terms of the securities, we and every investor in the securities agree, in the absence of an administrative determination or judicial ruling to the contrary, to treat the securities in accordance with such characterization.  In the opinion of our counsel, Sidley Austin LLP, it is reasonable to treat the securities as single financial contracts with respect to the underlying indices. This discussion assumes that the securities constitute single financial contracts with respect to the underlying indices for U.S. federal income tax purposes.  If the securities did not constitute single financial contracts, the tax consequences described below would be materially different.

This characterization of the securities is not binding on the IRS or the courts.  No statutory, judicial, or administrative authority directly addresses the characterization of the securities or any similar instruments for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to their proper characterization and treatment.  Due to the absence of authorities on point, significant aspects of the U.S. federal income tax consequences of an investment in the securities are not certain, and no assurance can be given that the IRS or any court will agree with the characterization and tax treatment described in this pricing supplement.  Accordingly, you are urged to consult your tax advisor regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative characterizations.

Unless otherwise stated, the following discussion is based on the characterization described above.  The discussion in this section assumes that there is a significant possibility of a significant loss of principal on an investment in the securities.

We will not attempt to ascertain whether any issuer of a component stock included in an underlying index would be treated as a “passive foreign investment company” (“PFIC”), within the meaning of Section 1297 of the Code, or a United States real property holding corporation, within the meaning of Section 897(c) of the Code. If the issuer of one or more stocks included in an underlying index were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a holder

April 2025

BofA Finance LLC
Jump Securities with Auto-Callable Feature Based on the Worst Performing of the TOPIX ® Index, the S&P 500® Index and the NASDAQ-100® Index due May 3, 2030
Principal at Risk Securities

Additional Information:

of the securities. You should refer to information filed with the SEC by the issuers of the component stocks included in each underlying index and consult your tax advisor regarding the possible consequences to you, if any, if any issuer of a component stock included in an underlying index is or becomes a PFIC or is or becomes a United States real property holding corporation.

U.S. Holders

Upon receipt of a cash payment at maturity or upon a sale, exchange, or redemption of the securities prior to maturity, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities.  A U.S. Holder’s tax basis in the securities will equal the amount paid by that holder to acquire them. This capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder held the securities for more than one year. The deductibility of capital losses is subject to limitations.

Alternative Tax Treatments. Due to the absence of authorities that directly address the proper tax treatment of the securities, prospective investors are urged to consult their tax advisors regarding all possible alternative tax treatments of an investment in the securities.  In particular, the IRS could seek to subject the securities to the Treasury regulations governing contingent payment debt instruments.  If the IRS were successful in that regard, the timing and character of income on the securities would be affected significantly. Among other things, a U.S. Holder would be required to accrue original issue discount every year at a “comparable yield” determined at the time of issuance. In addition, any gain realized by a U.S. Holder at maturity or upon a sale, exchange, or redemption of the securities generally would be treated as ordinary income, and any loss realized at maturity or upon a sale, exchange, or redemption of the securities generally would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount, and as capital loss thereafter.

The IRS released Notice 2008-2 (the “Notice”), which sought comments from the public on the taxation of financial instruments currently taxed as “prepaid forward contracts.”  This Notice addresses instruments such as the securities.  According to the Notice, the IRS and Treasury are considering whether a holder of an instrument such as the securities should be required to accrue ordinary income on a current basis, regardless of whether any payments are made prior to maturity.  It is not possible to determine what guidance the IRS and Treasury will ultimately issue, if any.  Any such future guidance may affect the amount, timing and character of income, gain, or loss in respect of the securities, possibly with retroactive effect.

The IRS and Treasury are also considering additional issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, whether Section 1260 of the Code, concerning certain “constructive ownership transactions,” generally applies or should generally apply to such instruments, and whether any of these determinations depend on the nature of the underlying asset.

In addition, proposed Treasury regulations require the accrual of income on a current basis for contingent payments made under certain notional principal contracts. The preamble to the regulations states that the “wait and see” method of accounting does not properly reflect the economic accrual of income on those contracts, and requires current accrual of income for some contracts already in existence. While the proposed regulations do not apply to prepaid forward contracts, the preamble to the proposed regulations expresses the view that similar timing issues exist in the case of prepaid forward contracts. If the IRS or Treasury publishes future guidance requiring current economic accrual for contingent payments on prepaid forward contracts, it is possible that you could be required to accrue income over the term of the securities.

Because of the absence of authority regarding the appropriate tax characterization of the securities, it is also possible that the IRS could seek to characterize the securities in a manner that results in tax consequences that are different from those described above. For example, the IRS could possibly assert that any gain or loss that a holder may recognize at maturity or upon the sale, exchange, or redemption of the securities should be treated as ordinary gain or loss.

Because each underlying index is an index that periodically rebalances, it is possible that the securities could be treated as a series of single financial contracts, each of which matures on the next rebalancing date.  If the securities were properly characterized in such a manner, a U.S. Holder would be treated as disposing of the securities on each rebalancing date in return for new securities that mature on the next rebalancing date, and a U.S. Holder would accordingly likely recognize capital

April 2025

BofA Finance LLC
Jump Securities with Auto-Callable Feature Based on the Worst Performing of the TOPIX ® Index, the S&P 500® Index and the NASDAQ-100® Index due May 3, 2030
Principal at Risk Securities

Additional Information:

gain or loss on each rebalancing date equal to the difference between the holder’s tax basis in the securities (which would be adjusted to take into account any prior recognition of gain or loss) and the fair market value of the securities on such date.

Non-U.S. Holders

Except as discussed below, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax for amounts paid in respect of the securities provided that the Non-U.S. Holder complies with applicable certification requirements and that the payment is not effectively connected with the conduct by the Non-U.S. Holder of a U.S. trade or business. Notwithstanding the foregoing, gain from the sale, exchange, or redemption of the securities or their settlement at maturity may be subject to U.S. federal income tax if that Non-U.S. Holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of the sale, exchange, redemption, or settlement and certain other conditions are satisfied.

If a Non-U.S. Holder of the securities is engaged in the conduct of a trade or business within the U.S. and if any gain realized on the settlement at maturity, or upon sale, exchange, or redemption of the securities, is effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the U.S.), the Non-U.S. Holder, although exempt from U.S. federal withholding tax, generally will be subject to U.S. federal income tax on such gain on a net income basis in the same manner as if it were a U.S. Holder.  Such Non-U.S. Holders should read the material under the heading “—U.S. Holders,” for a description of the U.S. federal income tax consequences of acquiring, owning, and disposing of the securities.  In addition, if such Non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% (or such lower rate provided by any applicable tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the U.S., subject to certain adjustments.

A “dividend equivalent” payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a Non-U.S. Holder.  Under Treasury regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, IRS guidance provides that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2027. Based on our determination that the securities are not delta-one instruments, Non-U.S. Holders should not be subject to withholding on dividend equivalent payments, if any, under the securities. However, it is possible that the securities could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting the underlying indices or the securities, and following such occurrence the securities could be treated as subject to withholding on dividend equivalent payments. Non-U.S. Holders that enter, or have entered, into other transactions in respect of the underlying indices or the securities should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the securities and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.

As discussed above, alternative characterizations of the securities for U.S. federal income tax purposes are possible.  Should an alternative characterization, by reason of change or clarification of the law, by regulation or otherwise, cause payments as to the securities to become subject to withholding tax, tax will be withheld at the applicable statutory rate. As discussed above, the IRS has indicated in the Notice that it is considering whether income in respect of instruments such as the securities should be subject to withholding tax. Prospective Non-U.S. Holders should consult their own tax advisors regarding the tax consequences of such alternative characterizations.

U.S. Federal Estate Tax. Under current law, while the matter is not entirely clear, individual Non-U.S. Holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a security is likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in a security.

April 2025

BofA Finance LLC
Jump Securities with Auto-Callable Feature Based on the Worst Performing of the TOPIX ® Index, the S&P 500® Index and the NASDAQ-100® Index due May 3, 2030
Principal at Risk Securities

Additional Information:

Backup Withholding and Information Reporting

Please see the discussion under “U.S. Federal Income Tax Considerations — General — Backup Withholding and Information Reporting” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on the securities.

Structuring the securities:

The securities are our debt securities, the return on which is linked to the performance of the underlying indices. The related guarantee is BAC’s obligation. As is the case for all of our and BAC’s respective debt securities, including our market-linked notes, the economic terms of the securities reflect our and BAC’s actual or perceived creditworthiness at the time of pricing. In addition, because market-linked notes result in increased operational, funding and liability management costs to us and BAC, BAC typically borrows the funds under these types of notes at a rate, which we refer to in this pricing supplement as BAC’s internal funding rate, that is more favorable to BAC than the rate that it might pay for a conventional fixed or floating rate debt security. This generally relatively lower internal funding rate, which is reflected in the economic terms of the securities, along with the fees and charges associated with market-linked notes, typically results in the initial estimated value of the securities on the pricing date being less than their price to public.

The initial estimated value range of the securities is set forth on the cover page of this pricing supplement. The final pricing supplement will set forth the initial estimated value of the securities as of the pricing date.

In order to meet our payment obligations on the securities, at the time we issue the securities, we may choose to enter into certain hedging arrangements (which may include call options, put options or other derivatives) with BofAS or one of our other affiliates. The terms of these hedging arrangements are determined based upon terms provided by BofAS and its affiliates, and take into account a number of factors, including our and BAC’s creditworthiness, interest rate movements, the volatility of the underlying indices, the tenor of the securities and the hedging arrangements. The economic terms of the securities and their initial estimated value depend in part on the terms of these hedging arrangements.

BofAS has advised us that the hedging arrangements will include hedging related charges, reflecting the costs associated with, and our affiliates’ profit earned from, these hedging arrangements. Since hedging entails risk and may be influenced by unpredictable market forces, actual profits or losses from these hedging transactions may be more or less than any expected amounts.

For further information, see “Risk Factors” beginning on page 9 above and “Supplemental Use of Proceeds” on page PS-20 of the accompanying product supplement.

Supplement to the plan of distribution; role of BofAS and conflicts of interest:

BofAS, a broker-dealer affiliate of ours, is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and will participate as agent in the distribution of the securities. Accordingly, the offering of the securities will conform to the requirements of FINRA Rule 5121. BofAS may not make sales in this offering to any of its discretionary accounts without the prior written approval of the account holder.

We expect to deliver the securities against payment therefor in New York, New York on a date that is greater than one business day following the pricing date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, if the initial settlement of the securities occurs more than one business day from the pricing date, purchasers who wish to trade the securities more than one business day prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.

Under our distribution agreement with BofAS, BofAS will purchase the securities from us as principal at the public offering price indicated on the cover of this pricing supplement, less the indicated underwriting discount, if any. BofAS will sell the securities to other broker-dealers that will participate in the offering and that are not affiliated with us, at an agreed discount to the principal amount. Each of those broker-dealers may sell the securities to one or more additional broker-dealers. BofAS has informed us that these discounts may vary from dealer to dealer and that not all dealers will purchase or repurchase the securities at the same discount. Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) and its financial advisors will collectively receive from the agent, BofAS, a fixed sales commission for each security they sell, and Morgan Stanley Wealth Management will receive a structuring fee for each security, in each case as specified on the cover page of this document.  The costs included in the original issue price of the securities will include a fee paid by BofAS to LFT Securities, LLC, an entity in which an affiliate of BofAS and an affiliate of Morgan Stanley Wealth Management have ownership interests, for providing certain electronic platform services with respect to this offering.

BofAS and any of our other broker-dealer affiliates may use this pricing supplement and the accompanying product

April 2025

BofA Finance LLC
Jump Securities with Auto-Callable Feature Based on the Worst Performing of the TOPIX ® Index, the S&P 500® Index and the NASDAQ-100® Index due May 3, 2030
Principal at Risk Securities

Additional Information:

supplement, prospectus supplement and prospectus for offers and sales in secondary market transactions and market-making transactions in the securities. However, they are not obligated to engage in such secondary market transactions and/or market-making transactions. These broker-dealer affiliates may act as principal or agent in these transactions, and any such sales will be made at prices related to prevailing market conditions at the time of the sale.

At BofAS’s discretion, for a short, undetermined initial period after the issuance of the securities, BofAS may offer to buy the securities in the secondary market at a price that may exceed the initial estimated value of the securities. Any price offered by BofAS for the securities will be based on then-prevailing market conditions and other considerations, including the performance of the underlying indices and the remaining term of the securities. However, none of us, the guarantor, BofAS or any of our other affiliates is obligated to purchase your securities at any price or at any time, and we cannot assure you that any party will purchase your securities at a price that equals or exceeds the initial estimated value of the securities.

Any price that BofAS may pay to repurchase the securities will depend upon then prevailing market conditions, the creditworthiness of us and the guarantor, and transaction costs. At certain times, this price may be higher than or lower than the initial estimated value of the securities.

Sales Outside of the United States

The securities have not been approved for public sale in any jurisdiction outside of the United States.  There has been no registration or filing as to the securities with any regulatory, securities, banking, or local authority outside of the United States and no action has been taken by BofA Finance, BAC, BofAS or any other affiliate of BAC, to offer the securities in any jurisdiction other than the United States. As such, these securities are made available to investors outside of the United States only in jurisdictions where it is lawful to make such offer or sale and only under circumstances that will result in compliance with applicable laws and regulations, including private placement requirements.

Further, no offer or sale of the securities is permitted with regards to the following jurisdictions:

●
Australia
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Barbados
●
Belgium
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Crimea
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Cuba
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Curacao Sint Maarten
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Gibraltar
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Indonesia
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Iran
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Italy
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Kazakhstan
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Malaysia
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New Zealand
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North Korea
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Norway
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Russia
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Syria

European Economic Area and United Kingdom

None of this pricing supplement, the accompanying product supplement, the accompanying prospectus or the accompanying prospectus supplement is a prospectus for the purposes of the Prospectus Regulation (as defined below). This pricing supplement, the accompanying product supplement, the accompanying prospectus and the accompanying prospectus supplement have been prepared on the basis that any offer of securities in any Member State of the European Economic Area (the “EEA”) or in the United Kingdom (each, a “Relevant State”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“Qualified Investors”). Accordingly any person making or intending to make an offer in that Relevant State of securities which are the subject of the offering contemplated in this pricing supplement, the accompanying product supplement, the accompanying prospectus and the accompanying prospectus supplement may only do so with respect to Qualified Investors. Neither BofA Finance nor BAC has authorized, nor does it authorize, the making of any offer of securities other than to Qualified Investors. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

PROHIBITION OF SALES TO EEA AND UNITED KINGDOM RETAIL INVESTORS – The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA or in the United Kingdom. For these purposes: (a) a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (the Insurance Distribution Directive) where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus

April 2025

BofA Finance LLC
Jump Securities with Auto-Callable Feature Based on the Worst Performing of the TOPIX ® Index, the S&P 500® Index and the NASDAQ-100® Index due May 3, 2030
Principal at Risk Securities

Additional Information:

Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA or in the United Kingdom has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA or in the United Kingdom may be unlawful under the PRIIPs Regulation.

United Kingdom

The communication of this pricing supplement, the accompanying product supplement, the accompanying prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the securities offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the securities offered hereby are only available to, and any investment or investment activity to which this pricing supplement, the accompanying product supplement, the accompanying prospectus supplement and the accompanying prospectus relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this pricing supplement, the accompanying product supplement, the accompanying prospectus supplement or the accompanying prospectus or any of their contents.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the securities may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to BofA Finance, as issuer, or BAC, as guarantor.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the securities in, from or otherwise involving the United Kingdom.

Where you can find more information:

This pricing supplement and the accompanying product supplement, prospectus supplement and prospectus have been filed as part of a registration statement with the SEC, which may, without cost, be accessed on the SEC website at www.sec.gov or obtained from BofAS by calling 1-800-294-1322. Before you invest, you should read this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus for information about us, BAC and this offering. Any prior or contemporaneous oral statements and any other written materials you may have received are superseded by this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus. Certain terms used but not defined in this pricing supplement have the meanings set forth in the accompanying product supplement or prospectus supplement.

The terms and risks of the securities are contained in this pricing supplement and in the following related product supplement, prospectus supplement and prospectus, which can be accessed at the following links:

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Product Supplement EQUITY-1 dated December 30, 2022:
https://www.sec.gov/Archives/edgar/data/1682472/000119312522315473/d429684d424b2.htm
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Series A MTN prospectus supplement dated December 30, 2022 and prospectus dated December 30, 2022:
https://www.sec.gov/Archives/edgar/data/70858/000119312522315195/d409418d424b3.htm

Please note that, for purposes of this pricing supplement, references in the accompanying product supplement EQUITY-1 to “closing level”, “trading day”, “Underlying”, “Index Publisher”, “Index” and “observation dates” shall be deemed to refer to “index closing value”, “index business day”, “underlying index”, “underlying index sponsor,” “underlying index” and “determination dates,” respectively.

April 2025

BofA Finance LLC
Jump Securities with Auto-Callable Feature Based on the Worst Performing of the TOPIX ® Index, the S&P 500® Index and the NASDAQ-100® Index due May 3, 2030
Principal at Risk Securities

Annex A—The TOPIX® Index
General
The TPX, also known as the Tokyo Price Index, is a free-float adjusted market capitalization weighted index comprised of domestic common stocks listed on the Tokyo Stock Exchange (TSE) covering an extensive portion of the Japanese stock market. On April 4, 2022, JPXI began revisions to TPX in conjunction with the restructuring of the TSE into three new market segments: the Prime Market, Standard Market or Growth Market. Revisions to the TPX will be carried out in stages from October 2022 to January 2025. Prior to April 4, 2022, the TPX was comprised of all domestic common stocks listed on the First Section of the TSE. At that time, domestic stocks admitted to the TSE were assigned either to the TSE First Section, TSE Second Section, TSE Mothers or JASDAQ (Standard and Growth). Additional information about the TPX (including constituent weightings by sector) is available on the following website: jpx.co.jp/english/markets/indices/topix/. We are not incorporating by reference the website or any material it includes in this pricing supplement.
Index Composition and Maintenance
As of April 4, 2022, the TPX was comprised of all domestic common stocks listed on the TSE First Section as of April 1, 2022 (the business day before the TSE market restructuring), excluding certain types of securities such as subscription warrant securities and preferred equity contribution securities. During the period from April 4, 2022 to January 31, 2025, constituent revisions will be carried out in stages as described further below.
Index Calculation
The TPX is a free-float adjusted market capitalization weighted index, which reflects movements in the market capitalization as measured from a base index value of 100 set on the base date of January 4, 1968. The discussion below describes the “price return” calculation of the TPX.
JPXI calculates the TPX by multiplying the base index value of 100 by the quotient of the current free-float-adjusted market value divided by the base market value. The resulting value is not expressed in Japanese yen but presented as a number of points, rounded to the nearest one hundredth. The formula for calculating the TPX value can be expressed as follows:
Index value =	Base index value of 100 ×	Current free-float-adjusted market value
Base market value
The current free-float-adjusted market value is the sum of the products of the price times the number of free-float-adjusted shares for each constituent.
The number of free-float-adjusted shares for this calculation is the total number of listed shares multiplied by free-float weight multiplied by the cap-adjustment ratio. The total number of listed shares used for this purpose is usually the same as the number of actual listed shares. However, in some cases these numbers will differ as a consequence of the index methodology. For instance, in the case of a stock split, the number of listed shares will increase on the additional listing date after the stock split becomes effective; on the other hand, the number of listed shares for index calculation purposes will increase on the ex-rights date.
Free-float weight is the weight of listed shares deemed to be available for trading in the market, and is determined and calculated by JPXI for each constituent. It is calculated by subtracting the quotient of non-free-float shares divided by listed shares from one. Free-float weight is reviewed in order to reflect the latest distribution of share ownership. JPXI estimates non-free-float shares using published materials such as securities reports, and generally deems shares held by the top ten major shareholders (with certain exceptions), treasury stocks, shares held by members of the issuer’s board of directors to be unavailable for trading in the market and shares hold by other listed companies for investment purposes other than pure investment. JPXI may deem other shares to be unavailable for trading in the market. Securities deemed to be held by individuals indicated in the section of the state of corporate governance, etc. in the securities report will not be included in the estimation of non-free-float shares. The timing of the yearly free-float-weight review is different according to the settlement terms of listed companies. In addition to the yearly review, extraordinary reviews may be conducted for events JPXI expects will significantly affect the free-float weight. These include third-party allotment, when preferred shares are converted or subscription warrants are exercised, as well as in the event of a demerger, merger/stock-swap, take-over bid and other events JPXI judges deem will significantly affect free-float weight.
The upper weighting limit for any one constituent of the TPX is 10%. If an issue's weight calculated by free-float adjusted market capitalization as of the last business day of every August is over the upper limit, a cap-adjustment ratio for adjustment of weight will be applied to said issue on the last business day of October. Even if the weight again exceeds the upper limit due to stock price movements or other reasons, the cap-adjustment ratio will not be changed until the last business day of the next October.
In the event of any increase or decrease in the current free-float-adjusted market value due to causes other than fluctuations in the stock market, such as public offerings, adjustments are made by JPXI to the base market value in order to maintain the continuity of the Index.
The adjusted base market value will equal the old base market value multiplied by the quotient of the free-float-adjusted market value on the business day before the adjustment date plus or minus, as applicable, the adjustment amount divided by the free-float-adjusted market value on the business day before the adjustment date.
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The adjustment amount for the foregoing calculation will be an amount equal to the product of the change (the absolute value of the increase or decrease) in the number of shares used for index calculations times the price of the shares used for adjustment.
Weighting Adjustments by Tradable Share Market Capitalization Criteria (only applicable from April 4, 2022 through January 31, 2025)
(i)     Designation of “phased weighting reduction constituents”
●	Of the constituents as of April 1, 2022, those that fall under both the following (a) and (b) will be designated as “phased weighting reduction constituents”:
(a)     First decision: The constituent’s tradable share market capitalization is less then JPY 10 billion as of the “Notice on Whether the Listed Company is Meeting the Continued Listing Criteria for New Market Segments”, which has a base date of June 30, 2021, and
(b)     Second decision: The constituent’s tradeable share market capitalization is less than JPY 10 billion at the end of the reporting period following the reporting period used in decision (a).
●
Any constituent applying for listing on the First Section through an initial listing (excluding technical listings) or section transfer after the “first set of revisions pertaining to cash equity market restructuring” were implemented on November 1, 2020 will not be subject to designation as a phased weighting reduction constituent based on tradable share market capitalization.

(ii)     Adjustment to the weighting of phased weighting reduction constituents
●
The weighting of phased weighting reduction constituents will be reduced in 10 stages on the last business day of every quarter starting on the last business day of October 2022 (October 31, 2022), and these constituents will be removed from the index on the last business day of January 2025.

●
Said adjustments to the weighting of phased weighting reduction constituents will be calculated by multiplying the free-float weight by the transition factor (which will decrease from 1.0 to 0 in increments of 0.1)

●
In order to check whether there have been changes to the tradeable share market capitalization of each phased weighting reduction constituent, a re-evaluation will be conducted, using tradable share market capitalization as of the end of the reporting period following the reporting period used for the second decision in (i)(b). If the tradable share market capitalization of a constituent has reached JPY 10 billion or more but the annual traded value ratio of said constituent has not reached 0.2 at this point, the transition factor will no longer decrease as of the fifth stage (it will stay at 0.6, the same as the fourth stage). If the tradable share market capitalization and the annual traded value ratio of a constituent have reached JPY 10 billion or more and 0.2 or more respectively at this point, the transition factor shall be increased to 1 in increments of 0.1 from the fifth stage and said constituent will be removed from the list of phased weighting reduction constituents. The traded value ratio used for the re-evaluation in (ii) is calculated using the sum of monthly traded value ratios from September 2022 to August 2023. The monthly traded value ratio shall be calculated as follows: (Median of daily traded value in trading sessions at TSE multiplied by the number of business days in the month) divided by the free-float adjusted market capitalization as of the last business day of the month before the transition factor was applied.

Transition Schedule
Transition Stage	Index Revision Date	Transition Factor
1st	Last business day of October 2022	x0.9
2nd	Last business day of January 2023	x0.8
3rd	Last business day of April 2023	x0.7
4th	Last business day of July 2023	x0.6
Re-evaluation
5th	Last business day of October 2023	x0.5
6th	Last business day of January 2024	x0.4
7th	Last business day of April 2024	x0.3
8th	Last business day of July 2024	x0.2

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9th	Last business day of October 2024	x0.1
10th (removed from the TPX)	Last business day of January 2025	x0
Non-Periodic Removal
●	Constituents which are delisted (excluding cases where the stock lists on another TSE market immediately), designated as securities to be delisted or designated as securities on alert shall be removed
●
If a constituent is designated as a security on alert as of the day of transition to the new market structure (April 4, 2022), said constituent will be removed from the TPX on the last business day of April 2022

Non-Periodic Inclusion
●
Stocks which carry out initial listings (excluding technical listings) on or transfer to the Prime Market will be included in the TPX on the last business day of the month following the month containing the listing date or transfer date.

●
In the event a constituent of the TPX is delisted due to a stock transfer, stock swap, merger for creating a new company or demerger, and the newly created, surviving or succeeding company is listed without delay, JPXI will add the new company to the index.

●
In the event a constituent of the TPX is delisted due to a stock swap or absorption-type merger, in which the surviving company or the parent company holding all shares of the constituent company is not a constituent of the TPX, then JPXI will add the surviving company or the parent company to the index.

●
For issues that are removed from the index due to designation as securities on alert, but have had said designation cancelled as of the last business day of August 2023, if the company meets the same criteria as for the re-evaluation in “Adjustment to the weighting of phased weighting reduction constituents” above (i.e., tradeable share market capitalization of JPY 10 billion or more and annual traded value ratio of 0.2 or more), said company shall be added to the TPX on the last business day of October 2023.

Dates of Constituent Inclusion and Removal
	Event	Adjustment Date	Stock Price Used for Adjustment
Addition	A company is to be newly listed on the Prime Market	Last business day of the month after such listing	Stock price at the end of trading on the business day before adjustment date
Addition
New listing of a newly formed company resulting from a corporate consolidation, stock transfer, stock swap, merger for creating a new company or demerger that results in a TPX constituent being delisted and the new company being included in the TPX.
		New listing date. If the initial listing date falls on a holiday, it will be the following business day	Base price
Addition	Delisting of a TPX constituent due to a stock swap or an absorption-type merger with a surviving stock that is not a TPX constituent, and the surviving stock is included in the TPX	Delisting date	Stock price at the end of trading on the business day before adjustment date
Addition	A company is to be transferred to the Prime Market	Last business day of the month after such change	Stock price at the end of trading on the business day before adjustment date
Deletion
New listing of a newly formed company resulting from a corporate consolidation, stock transfer, stock swap, merger for creating a new company or demerger that results in a TPX constituent being delisted and the new company being included in the TPX.
Listing date of the newly formed company (normally two business days following delisting date)
Stock price at the end of trading on the business day before the delisting date. The stock price at the end of trading on the business day before the delisting date is used to calculate the TPX for the period from the delisting date to the removal date.

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Deletion	A constituent is to be delisted due to a reason other than as described in the preceding scenario	Delisting date	Stock price at the end of trading on the business day before adjustment date
Deletion	A constituent’s securities are designated to be delisted or designated as a security on alert	Four business days after designation. If the designation date falls on a holiday, it will be the next business day.	Stock price at the end of trading on the business day before adjustment date
Changes in the number of shares and the price of the shares for adjustments to the base market value will be made as described in the table below.
Change in the Number of Shares
Event	Adjustment Date	Stock Price Used for Adjustment
Change of free-float weight	Date of change	Stock price at the end of trading on the business day before adjustment date
Public offering	Additional listing date (day after payment date). If listing date falls on a holiday, it will be the next business day	Stock price at the end of trading on the business day before adjustment date
Allocation of new shares to a third party	Five business days after additional listing date (two business days after payment date)	Stock price at the end of trading on the business day before adjustment date
Capital increase through allotment to shareholders	Ex-rights date	Payment price per share
Exercise of subscription warrants	Last business day of the month following exercise	Stock price at the end of trading on the business day before adjustment date
Conversion of preferred shares	Last business day of the month following conversion	Stock price at the end of trading on the business day before adjustment date
Cancellation of treasury stock	Last business day of the month following cancellation	Stock price at the end of trading on the business day before adjustment date
Merger or stock swaps between a non-surviving constituent and another constituent	Delisting date of the non-surviving constituent	Stock price at the end of trading on the business day before adjustment date
Merger or stock swaps other than that described above	Listing change date (effective date)	Stock price at the end of trading on the business day before adjustment date
Rights offering (limited to case where the allotted subscription warrant securities are listed; the case where the allotted subscription warrant securities are not listed is treated as “Exercise of subscription warrants”)
	Ex-rights date	Payment price per share
Offering for sale of shares held by the Japanese government (Nippon Telegraph, Telephone and Japan Tobacco and Japan Post Holdings only)	Date determined by JPXI (generally the delivery date)	Stock price at the end of trading on the business day before adjustment date
Demerger (absorption-type)	Listing change date (the effective date)	Stock price at the end of trading on the business day before adjustment date
Other adjustments	Last business day of the month in which the information appears in “Sho-ho” (TSE Notice) or the last business day of the following month	Stock price at the end of trading on the business day before adjustment date
No adjustments will be made to the base market value in the case of a stock split, reverse stock split, or gratis allotment of shares (limited to cases where treasury stock is allotted).
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Retroactive adjustments will not be made to revise the figures of the TPX that have already been calculated and disseminated even if issuing companies file amendments on previously released information.
Market Disruption
If trading in a certain constituent is halted, JPXI regards the constituent’s share price for purposes of calculating the TPX to be unchanged. Where an event that is not specified in the rules of the TPX occurs, or if JPXI decides that it is impossible to use its existing methods to calculate TOPIX Index, JPXI may use an alternate method of index calculation as it deems valid.
License Agreement
Our affiliate, Merrill Lynch, Pierce, Fenner & Smith Incorporated, has agreed to enter into a non-exclusive license agreement with the TSE, Inc. whereby Merrill Lynch, Pierce, Fenner & Smith Incorporated, in exchange for a fee, is permitted to use the TPX in connection with certain securities, including the securities. Merrill Lynch, Pierce, Fenner & Smith Incorporated is not affiliated with the TSE; the only relationship between the TSE and Merrill Lynch, Pierce, Fenner & Smith Incorporated is any licensing of the use of the TPX and trademarks relating to it.
The license agreement between Merrill Lynch, Pierce, Fenner & Smith and the TSE provides that the following disclaimer must be set forth herein:
(i)     The TOPIX® Index Value and the TOPIX® Index Marks are subject to the rights owned by the TSE and the TSE owns all rights relating to the TPX, such as calculation, publication and use of the TOPIX® Index Value and relating to the TOPIX® Index Marks.
(ii)     The TSE shall reserve the rights to change the methods of calculation or publication, to cease the calculation or publication of the TOPIX® Index Value or to change the TOPIX® Index Marks or cease the use thereof.
(iii)     The TSE makes no warranty or representation whatsoever, either as to the results stemmed from the use of the TOPIX® Index Value and the TOPIX® Index Marks or as to the figure at which the TOPIX® Index Value stands on any particular day.
(iv)     The TSE gives no assurance regarding accuracy or completeness of the TOPIX® Index Value and data contained therein. Further, the TSE shall not be liable for the miscalculation, incorrect publication, delayed or interrupted publication of the TOPIX® Index Value.
(v)     No Notes are in any way sponsored, endorsed or promoted by the TSE.
(vi)     The TSE shall not bear any obligation to give an explanation of the securities or an advice on investments to any purchaser of the securities or to the public.
(vii)     The TSE neither selects specific stocks or groups thereof nor takes into account any needs of the issuing company or any purchaser of the securities for calculation of the TOPIX® Index Value.
(viii)     Including but not limited to the foregoing, the TSE shall not be responsible for any damage resulting from the issue and sale of the securities.
“TOPIX®” and “TOPIX Index®” are trademarks of the TSE and prior to the settlement date we expect them to be licensed for use by the Issuer or one of its affiliates. The securities have not been and will not be passed on by the TSE as to their legality or suitability. The securities will not be issued, endorsed, sold or promoted by the TSE. THE TSE MAKES NO WARRANTIES AND BEARS NO LIABILITY WITH RESPECT TO THE SECURITIES.
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Annex B—The S&P 500® Index
The SPX includes a representative sample of 500 companies in leading industries of the U.S. economy. The SPX is intended to provide an indication of the pattern of common stock price movement. The calculation of the level of the SPX is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943.
The SPX includes companies from eleven main groups: Communication Services; Consumer Discretionary; Consumer Staples; Energy; Financials; Health Care; Industrials; Information Technology; Real Estate; Materials; and Utilities. S&P Dow Jones Indices LLC (“SPDJI”), the sponsor of the SPX, may from time to time, in its sole discretion, add companies to, or delete companies from, the SPX to achieve the objectives stated above.
SPDJI calculates the SPX by reference to the prices of the constituent stocks of the SPX without taking account of the value of dividends paid on those stocks. As a result, the return on the securities will not reflect the return you would realize if you actually owned the SPX constituent stocks and received the dividends paid on those stocks.
Computation of the SPX
While SPDJI currently employs the following methodology to calculate the SPX, no assurance can be given that SPDJI will not modify or change this methodology in a manner that may affect payments on the securities.
Historically, the market value of any component stock of the SPX was calculated as the product of the market price per share and the number of then outstanding shares of such component stock. In March 2005, SPDJI began shifting the SPX halfway from a market capitalization weighted formula to a float-adjusted formula, before moving the SPX to full float adjustment on September 16, 2005. SPDJI’s criteria for selecting stocks for the SPX did not change with the shift to float adjustment. However, the adjustment affects each company’s weight in the SPX.
Under float adjustment, the share counts used in calculating the SPX reflect only those shares that are available to investors, not all of a company’s outstanding shares. Float adjustment excludes shares that are closely held by control groups, other publicly traded companies or government agencies.
In September 2012, all shareholdings representing more than 5% of a stock’s outstanding shares, other than holdings by “block owners,” were removed from the float for purposes of calculating the SPX. Generally, these “control holders” will include officers and directors, private equity, venture capital and special equity firms, other publicly traded companies that hold shares for control, strategic partners, holders of restricted shares, ESOPs, employee and family trusts, foundations associated with the company, holders of unlisted share classes of stock, government entities at all levels (other than government retirement/pension funds) and any individual person who controls a 5% or greater stake in a company as reported in regulatory filings. However, holdings by block owners, such as depositary banks, pension funds, mutual funds and ETF providers, 401(k) plans of the company, government retirement/pension funds, investment funds of insurance companies, asset managers and investment funds, independent foundations and savings and investment plans, will ordinarily be considered part of the float.
Treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock, and rights are not part of the float. Shares held in a trust to allow investors in countries outside the country of domicile, such as depositary shares and Canadian exchangeable shares, are normally part of the float unless those shares form a control block. If a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class are treated as a control block.
For each stock, an investable weight factor (“IWF”) is calculated by dividing the available float shares by the total shares outstanding. Available float shares are defined as the total shares outstanding less shares held by control holders. This calculation is subject to a 5% minimum threshold for control blocks. For example, if a company’s officers and directors hold 3% of the company’s shares, and no other control group holds 5% of the company’s shares, SPDJI would assign that company an IWF of 1.00, as no control group meets the 5% threshold. However, if a company’s officers and directors hold 3% of the company’s shares and another control group holds 20% of the company’s shares, SPDJI would assign an IWF of 0.77, reflecting the fact that 23% of the company’s outstanding shares are considered to be held for control. As of July 31, 2017, companies with multiple share class lines are no longer eligible for inclusion in the SPX. Constituents of the SPX prior to July 31, 2017 with multiple share class lines will be grandfathered in and continue to be included in the SPX. If a constituent company of the SPX reorganizes into a multiple share class line structure, that company will remain in the SPX at the discretion of the S&P Index Committee in order to minimize turnover.
The SPX is calculated using a base-weighted aggregate methodology. The level of the SPX reflects the total market value of all component stocks relative to the base period of the years 1941 through 1943. An indexed number is used to represent the results of this calculation in order to make the level easier to work with and track over time. The actual total market value of the component stocks during the base period of the years 1941 through 1943 has been set to an indexed level of 10. This is often indicated by the notation 1941- 43 = 10. In practice, the daily calculation of the SPX is computed by dividing the total market value of the component stocks by the “index divisor.” By itself, the index divisor is an arbitrary number. However, in the context of the calculation of the SPX, it serves as a link to the original base period level of the SPX. The index divisor keeps the SPX comparable over time and is the manipulation point for all adjustments to the SPX, which is index maintenance.
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Index Maintenance
Index maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructuring or spinoffs. Some corporate actions, such as stock splits and stock dividends, require changes in the common shares outstanding and the stock prices of the companies in the SPX, and do not require index divisor adjustments.
To prevent the level of the SPX from changing due to corporate actions, corporate actions which affect the total market value of the SPX require an index divisor adjustment. By adjusting the index divisor for the change in market value, the level of the SPX remains constant and does not reflect the corporate actions of individual companies in the SPX. Index divisor adjustments are made after the close of trading and after the calculation of the SPX closing value.
Changes in a company’s shares outstanding of 5.00% or more due to mergers, acquisitions, public offerings, tender offers, Dutch auctions, or exchange offers are made as soon as reasonably possible. Share changes due to mergers or acquisitions of publicly held companies that trade on a major exchange are implemented when the transaction occurs, even if both of the companies are not in the same headline index, and regardless of the size of the change. All other changes of 5.00% or more (due to, for example, company stock repurchases, private placements, redemptions, exercise of options, warrants, conversion of preferred stock, notes, debt, equity participation units, at-the-market offerings, or other recapitalizations) are made weekly and are announced on Fridays for implementation after the close of trading on the following Friday. Changes of less than 5.00% are accumulated and made quarterly on the third Friday of March, June, September, and December, and are usually announced two to five days prior.
If a change in a company’s shares outstanding of 5.00% or more causes a company’s IWF to change by five percentage points or more, the IWF is updated at the same time as the share change. IWF changes resulting from partial tender offers are considered on a case by case basis.
License Agreement
S&P® is a registered trademark of Standard & Poor’s Financial Services LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P Dow Jones Indices LLC. “Standard & Poor’s®,” “S&P 500®” and “S&P®” are trademarks of S&P. These trademarks have been sublicensed for certain purposes by our affiliate, Merrill Lynch, Pierce, Fenner & Smith Incorporated. The SPX is a product of S&P Dow Jones Indices LLC and/or its affiliates and has been licensed for use by Merrill Lynch, Pierce, Fenner & Smith Incorporated.
The securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices make no representation or warranty, express or implied, to the holders of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the SPX to track general market performance. S&P Dow Jones Indices’ only relationship to Merrill Lynch, Pierce, Fenner & Smith Incorporated with respect to the SPX is the licensing of the SPX and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its third party licensors. The SPX is determined, composed and calculated by S&P Dow Jones Indices without regard to us, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or the securities. S&P Dow Jones Indices have no obligation to take our needs, BAC’s needs or the needs of Merrill Lynch, Pierce, Fenner & Smith Incorporated or holders of the securities into consideration in determining, composing or calculating the SPX. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices and amount of the securities or the timing of the issuance or sale of the securities or in the determination or calculation of the equation by which the securities are to be converted into cash. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the securities. There is no assurance that investment products based on the SPX will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC and its subsidiaries are not investment advisors. Inclusion of a security or futures contract within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security or futures contract, nor is it considered to be investment advice. Notwithstanding the foregoing, S&P Dow Jones Indices LLC and its affiliates may independently issue and/or sponsor financial products unrelated to the securities currently being issued by us, but which may be similar to and competitive with the securities. In addition, S&P Dow Jones Indices LLC and its affiliates may trade financial products which are linked to the performance of the SPX. It is possible that this trading activity will affect the value of the securities.
S&P DOW JONES INDICES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE SPX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY US, BAC, BOFAS, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, HOLDERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE SPX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.
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Annex C—The NASDAQ-100® Index
The NDX is intended to measure the performance of the 100 largest domestic and international non-financial securities listed on The Nasdaq Stock Market ("NASDAQ") based on market capitalization. The NDX reflects companies across major industry groups including computer hardware and software, telecommunications, retail/wholesale trade and biotechnology. It does not contain securities of financial companies including investment companies.
The NDX began trading on January 31, 1985 at a base value of 125.00. The NDX is calculated and published by Nasdaq, Inc. In administering the NDX, Nasdaq, Inc. will exercise reasonable discretion as it deems appropriate.
Underlying Stock Eligibility Criteria
NDX eligibility is limited to specific security types only. The security types eligible for the NDX include foreign or domestic common stocks, ordinary shares, ADRs and tracking stocks. Security types not included in the NDX are closed-end funds, convertible debt securities, exchange traded funds, limited liability companies, limited partnership interests, preferred stocks, rights, shares or units of beneficial interest, warrants, units, and other derivative securities. The NDX does not contain securities of investment companies. For purposes of the NDX eligibility criteria, if the security is a depositary receipt representing a security of a non-U.S. issuer, then references to the “issuer” are references to the issuer of the underlying security.
Initial Eligibility Criteria
To be eligible for initial inclusion in the NDX, a security must be listed on NASDAQ and meet the following criteria:
●
the security’s U.S. listing must be exclusively on the Nasdaq Global Select Market or the Nasdaq Global Market (unless the security was dually listed on another U.S. market prior to January 1, 2004 and has continuously maintained such listing);

●	the security must be of a non-financial company;
●	the security may not be issued by an issuer currently in bankruptcy proceedings;
●	the security must have a minimum three-month average daily trading volume of at least 200,000 shares;
●
if the issuer of the security is organized under the laws of a jurisdiction outside the U.S., then such security must have listed options on a recognized options market in the U.S. or be eligible for listed-options trading on a recognized options market in the U.S.;

●	the issuer of the security may not have entered into a definitive agreement or other arrangement which would likely result in the security no longer being eligible for inclusion in the NDX;
●	the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn; and
●
the issuer of the security must have “seasoned” on NASDAQ, the New York Stock Exchange or NYSE Amex. Generally, a company is considered to be seasoned if it has been listed on a market for at least three full months (excluding the first month of initial listing).

Continued Eligibility Criteria
In addition, to be eligible for continued inclusion in the NDX, the following criteria apply:
●	the security’s U.S. listing must be exclusively on the Nasdaq Global Select Market or the Nasdaq Global Market;
●	the security must be of a non-financial company;
●	the security may not be issued by an issuer currently in bankruptcy proceedings;
●	the security must have a minimum three-month average daily trading volume of at least 200,000 shares;
●
if the issuer of the security is organized under the laws of a jurisdiction outside the U.S., then such security must have listed options on a recognized options market in the U.S. or be eligible for listed-options trading on a recognized options market in the U.S. (measured annually during the ranking review process);

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●
the security must have an adjusted market capitalization equal to or exceeding 0.10% of the aggregate adjusted market capitalization of the NDX at each month-end. In the event a company does not meet this criterion for two consecutive month-ends, it will be removed from the NDX effective after the close of trading on the third Friday of the following month; and

●	the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn.
Computation of the NDX
The value of the NDX equals the aggregate value of the NDX share weights (the “NDX Shares”) of each of the NDX securities multiplied by each such security’s last sale price (last sale price refers to the last sale price on NASDAQ), and divided by the divisor of the NDX. If trading in an NDX security is halted while the market is open, the last traded price for that security is used for all NDX computations until trading resumes. If trading is halted before the market is open, the previous day’s last sale price is used. The formula for determining the NDX value is as follows:
The NDX is ordinarily calculated without regard to cash dividends on NDX securities. The NDX is calculated during the trading day and is disseminated once per second from 09:30:01 to 17:16:00 ET. The closing level of the NDX may change up until 17:15:00 ET due to corrections to the last sale price of the NDX securities. The official closing value of the NDX is ordinarily disseminated at 17:16:00 ET.
NDX Maintenance
Changes to NDX Constituents
Changes to the NDX constituents may be made during the annual ranking review. In addition, if at any time during the year other than the annual review, it is determined that an NDX security issuer no longer meets the criteria for continued inclusion in the NDX, or is otherwise determined to have become ineligible for continued inclusion in the NDX, it is replaced with the largest market capitalization issuer not currently in the NDX that meets the applicable eligibility criteria for initial inclusion in the NDX.
Ordinarily, a security will be removed from the NDX at its last sale price. However, if at the time of its removal the NDX security is halted from trading on its primary listing market and an official closing price cannot readily be determined, the NDX security may, in Nasdaq, Inc.’s discretion, be removed at a price of $0.00000001 (“zero price”). This zero price will be applied to the NDX security after the close of the market but prior to the time the official closing value of the NDX is disseminated.
Divisor Adjustments
The divisor is adjusted to ensure that changes in the NDX constituents either by corporate actions (that adjust either the price or shares of an NDX security) or NDX participation outside of trading hours do not affect the value of the NDX. All divisor changes occur after the close of the applicable index security markets.
Quarterly NDX Rebalancing
The NDX will be rebalanced on a quarterly basis if it is determined that (1) the current weight of the single NDX security with the largest market capitalization is greater than 24.0% of the NDX or (2) the collective weight of those securities whose individual current weights are in excess of 4.5% exceeds 48.0% of the NDX. In addition, a “special rebalancing” of the NDX may be conducted at any time if Nasdaq, Inc. determines it necessary to maintain the integrity and continuity of the NDX. If either one or both of the above weight distribution conditions are met upon quarterly review, or Nasdaq, Inc. determines that a special rebalancing is necessary, a weight rebalancing will be performed.
If the first weight distribution condition is met and the current weight of the single NDX security with the largest market capitalization is greater than 24.0%, then the weights of all securities with current weights greater than 1.0% (“large securities”) will be scaled down proportionately toward 1.0% until the adjusted weight of the single largest NDX security reaches 20.0%.
If the second weight distribution condition is met and the collective weight of those securities whose individual current weights are in excess of 4.5% (or adjusted weights in accordance with the previous step, if applicable) exceeds 48.0% of the NDX, then the weights of all  such large securities in that group will be scaled down proportionately toward 1.0% until their collective weight, so adjusted, is equal to 40.0%.
The aggregate weight reduction among the large securities resulting from either or both of the rebalancing steps above will then be redistributed to those securities with weightings of less than 1.0% (“small securities”) in the following manner. In the first iteration, the weight of the largest small security will be scaled upwards by a factor which sets it equal to the average NDX weight of 1.0%. The weights of each of the smaller

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remaining small securities will be scaled up by the same factor reduced in relation to each security’s relative ranking among the small securities such that the smaller the NDX security in the ranking, the less its weight will be scaled upward. This is intended to reduce the market impact of the weight rebalancing on the smallest component securities in the NDX.
In the second iteration of the small security rebalancing, the weight of the second largest small security, already adjusted in the first iteration, will be scaled upwards by a factor which sets it equal to the average NDX weight of 1.0%. The weights of each of the smaller remaining small securities will be scaled up by this same factor reduced in relation to each security’s relative ranking among the small securities such that, once again, the smaller the security in the ranking, the less its weight will be scaled upward. Additional iterations will be performed until the accumulated increase in weight among the small securities equals the aggregate weight reduction among the large securities that resulted from the rebalancing in accordance with the two weight distribution conditions discussed above.
Finally, to complete the rebalancing process, once the final weighting percentages for each NDX security have been set, the NDX Shares will be determined anew based upon the last sale prices and aggregate capitalization of the NDX at the close of trading on the last calendar day in February, May, August and November. Changes to the NDX Shares will be made effective after the close of trading on the third Friday in March, June, September and December, and an adjustment to the divisor is made to ensure continuity of the NDX. Ordinarily, new rebalanced NDX Shares will be determined by applying the above procedures to the current NDX Shares. However, Nasdaq, Inc. may, from time to time, determine rebalanced weights, if necessary, by applying the above procedure to the actual current market capitalization of the NDX components. In such instances, Nasdaq, Inc. would announce the different basis for rebalancing prior to its implementation.
During the quarterly rebalancing, data is cutoff as of the previous month end and no changes are made to the NDX from that cutoff until the quarterly index share change effective date, except in the case of changes due to corporate actions with an ex-date.
Adjustments for Corporate Actions
Changes in the price and/or NDX Shares driven by corporate events such as stock dividends, splits, and certain spin-offs and rights issuances will be adjusted on the ex-date. If the change in total shares outstanding arising from other corporate actions is greater than or equal to 10.0%, the change will be made as soon as practicable. Otherwise, if the change in total shares outstanding is less than 10.0%, then all such changes are accumulated and made effective at one time on a quarterly basis after the close of trading on the third Friday in each of March, June, September, and December. The NDX Shares are derived from the security’s total shares outstanding. The NDX Shares are adjusted by the same percentage amount by which the total shares outstanding have changed.
License Agreement
The securities are not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, Inc., with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the securities. The Corporations make no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the NDX to track general stock market performance. The Corporations’ only relationship to our affiliate, Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Licensee”) is in the licensing of the NASDAQ®, OMX®, NASDAQ OMX®, and NDX registered trademarks, and certain trade names of the Corporations or their licensor and the use of the NDX which is determined, composed and calculated by Nasdaq, Inc. without regard to Licensee or the securities. Nasdaq, Inc. has no obligation to take the needs of the Licensee or the owners of the securities into consideration in determining, composing or calculating the NDX. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the securities.
THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NDX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NDX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NDX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

April 2025